Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

RED EARTH LLC

(“Red Earth”)

MJ HOLDINGS, INC.

(the “Seller Party”)

and

ELEMENT NV, LLC

(“Buyer”)

August 28, 2019

i

LIST OF EXHIBITS

Exhibit A	Definitions
Exhibit B	Amended and Restated Operating Agreement
Exhibit C	Target Company Disclosure Statement

ii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 28, 2019, by and among Red Earth LLC, a Nevada limited liability company (“Red Earth” or the “Target Company”), Element NV, LLC, an Ohio limited liability company (“Buyer”), and MJ Holdings, Inc., the sole member of the Target Company (the “Seller Party”). The terms defined in Exhibit A hereto, whenever used herein, has the meanings set forth on Exhibit A for all purposes of this Agreement. The definitions on Exhibit A are incorporated into this Agreement as if fully set forth at length herein and all references to a section in such Exhibit A are references to such section of this Agreement.

WHEREAS, the Seller Party owns all of the issued and outstanding membership interests of the Target Company (the “Membership Interests”);

WHEREAS, Red Earth is the owner of a certain Medical Marijuana Establishment Registration Certificate, Application Identifier No. C012 (the “License”) under Nevada Revised Statutes 453A, et. seq. (“NRS 453A”) and Nevada Revised Statutes 453D, et. seq (“NRS 453D”) and the corresponding statutory amendments and administrative regulations under the Nevada Administrative Code (sometimes collectively referred to hereinafter as the “Nevada Commercial Cannabis Laws”) at the primary cultivation location at 2310 Western Avenue, Las Vegas, Nevada, 89102 (the “Facility Location”);

WHEREAS, in accordance with the Nevada Commercial Cannabis Laws, the License is currently registered under the individual name of Paris Balaouras (“Balaouras”), with all exclusive right, title, and benefit of the License having been conferred by Balaouras to the Target Company;

WHEREAS, Red Earth is the sole member of HDGLV, LLC, a Nevada limited liability company (“HDGLV”);

WHEREAS, HDGLV is the holder of a certain lease agreement (the “Lease”) for the Facility Location;

WHEREAS, Buyer and Seller Party desire to operate a cultivation facility utilizing the License wherein Buyer owns 49% of the License (the “License Interests”) and Seller Party owns 51% of the License;

WHEREAS, Red Earth is in the process of obtaining a Special Use Permit (the “SUP”) to cultivate marijuana at the Facility Location from the city of Las Vegas, Nevada (the “City”), and the SUP is expected to be issued by the City on or about October 8, 2019 (the actual date of issuance being the “SUP Issue Date”); and

WHEREAS, Buyer desires to purchase, and the Seller Party is willing to sell to Buyer, 49% of the Membership Interests and the License Interests (collectively, the “Purchased Interests”) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE; CLOSING

1A. Agreement to Purchase and Sell.  Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer will purchase, accept, and acquire from the Seller Party, and the Seller Party will sell, assign, transfer, convey, and deliver to Buyer, effective as of the Closing Date, all of the Seller Party’s right, title, and interest in and to the Purchased Interests, free and clear of all Liens, in each case pursuant to the assignment and assumption provisions of Article 2 herein.

1B. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions (the “Transaction”) contemplated by this Agreement (the “Closing”) shall be consummated by the exchange of signatures by email or other electronic transmission on the date hereof unless otherwise agreed in writing by Buyer and the Seller Party. The date on which the Closing shall occur is referred to herein as the “Closing Date”.

1C. Closing Purchase Price. The consideration payable by Buyer to the Seller Party for the Purchased Interests (the “Purchase Price”) shall be $441,000.00 in immediately available funds to be wired to an account designated by the Seller Party (the “Closing Payment”). In addition to payment of the Purchase Price, and subject to the terms of this Agreement, Buyer shall make a contribution to the capital of the Target Company in the aggregate amount of $4,559,000, (i) $3,559,000 of which (the “Initial Contribution Payment”) shall be wired within ten (10) business days of the SUP Issue Date in immediately available funds to an account designated by the Buyer under the mutual management of the Buyer and the Target Company for the exclusive use of the capital and operating expenditures of the Target Company at the Facility Location (the “Execution Fund”), and (ii) $1,000,000 of which (the “Final Contribution Payment”) shall be wired in immediately available funds into the Execution Fund no sooner than ninety (90) days after the SUP Issue Date and no more than one hundred and eighty (180) days after the SUP Issue Date. After the Closing Date, and before the Initial Contribution Payment or the Final Contribution Payment, Buyer may, at its sole and absolute discretion, expend funds for the capital expenditures and operating expenditures of the Target Company (each being an “Early Contribution Payment”). Any and all Early Contribution Payments made by Buyer will constitute a full credit toward the Initial Contribution Payment, such that the Initial Contribution Payment will be thereby reduced when due. For the avoidance of doubt, and by example only, if Buyer makes $100,000 in Early Contribution Payments and the Target Company acquires the SUP, Buyer would only be required to pay $3,459,000 of the Initial Contribution Payment within ten (10) business days of the SUP Issue Date in full satisfaction of the Initial Contribution Payment.

1D. Closing Payments and Deliveries.

(i) At the Closing, Buyer shall:

(a) pay to the Seller Party the Closing Payment by wire transfer of immediately available funds to a bank account designated in writing by such Seller Party to Buyer prior to the Closing;

(b) deliver to the Target Company and the Seller Party, a good standing certificate for Buyer from the Secretary of State of the State of Ohio dated not more than ten (10) days prior to the Closing Date; and

(c) execute and deliver to the Target Company and the Seller Party an Amended and Restated Operating Agreement for Red Earth substantially in the form of Exhibit B attached hereto (or as otherwise agreed upon by Buyer and the Seller Party) dated as of the Closing Date (the “Operating Agreement”).

(ii) On the Closing Date, the Seller Party shall:

(a) deliver to the Target Company and Buyer a good standing certificate for the Seller Party from the Secretary of State of the State of Nevada dated not more than ten (10) days prior to the Closing Date;

(b)  deliver to Buyer (1) good standing certificates for such Target Company from its jurisdiction of organization and each foreign jurisdiction in which it is authorized to transact business, in each case dated not more than ten (10) days prior to the Closing Date; and (2) the Operating Agreement duly executed by the Target Company;

(c) provide evidence satisfactory to Buyer in the exercise of its reasonable business judgment that substantial progress has been made at the Facility Location with respect to the following construction items: (i) complete demolition to bare walls in all applicable areas; (ii) complete asbestos remediation; and (iii) electrical upgrade to 2,000-amp service; and

(d) deliver to the Buyer satisfactory evidence that the Lease continues in full force and effect.

ARTICLE 2
ASSIGNMENT OF PURCHASED INTERESTS

2A. Assignment of the Purchased Interests at the Closing. As of the Closing Date, the Seller Party hereby sells, transfers, assigns and conveys to Buyer the Seller Party’s entire interest in the Purchased Interests (the “Assigned Interests”). Said assignment includes all of the Seller Party’s right, title and interest in and to the Assigned Interest and all obligations arising therefrom after the Closing Date, including, without limitation: (i) any balances credited or charged to Seller Party’s capital account with respect to the Assigned Interests as of the Closing Date; (ii) the Seller Party’s interest in all Target Company net income, net losses and distributions attributable to the Assigned Interests on and after the Closing Date; and (iii) all other interests, rights, powers, authority or claims of or against the Seller Party related to or arising out of the Assigned Interests on and after the Closing Date. Buyer hereby joins in and agrees to be bound by the terms and provisions of the Operating Agreement in the same manner as if the Seller Party had signed the Operating Agreement on the signature page thereof. Seller Party and Buyer hereby agree that, effective as of the Closing Date, Buyer shall be admitted to the Target Company as a substituted Member of the Target Company with respect to the Assigned Interests.

2B. Seller Party and Target Company Inducements to Buyer’s Acceptance of the Assigned Interests. The obligation of Buyer to make any Initial Contribution Payment, Final Contribution Payment, or any Early Contribution Payment (each a “Post-Closing Contribution” and collectively, the “Post-Closing Contributions”) is subject to the satisfaction, or waiver by Buyer, of each of the following conditions at the Buyers sole and absolute discretion as of immediately prior to the Effective Time:

(i) Each of the representations and warranties of the Target Company and the Seller Party contained in Article 4 and Article 5 of this Agreement (a) that is qualified as to or by a Material Adverse Effect or materiality shall be true and correct in all respects as of the Effective Time as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all respects as of such earlier date)) and (b) that is not qualified as to or by a Material Adverse Effect or materiality shall be true and correct in all material respects as of the Effective Time as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case a such representation and warranty shall be true and correct in all material respects as of such earlier date)), in each case without taking into account any disclosures to Buyer pursuant to Section 3F; provided that the representations and warranties set forth in Section 4B (Target Company Membership Interests) shall be true and correct in all respects as of the Effective Time as if made anew as of such date.

(ii) Each of the covenants and agreements of the Target Company and the Seller Party to be performed as of or prior to the Closing shall have been performed in all material respects;

(iii) At the Closing, the Target Company and the Seller Party shall have executed and delivered to Buyer the agreements, certificates, instruments and other documents required to be executed delivered by such Person pursuant to Section 1D(ii) to Buyer;

(iv) Each of Buyer, the Seller Party, and the Target Company, shall have received or obtained all Governmental Entity and regulatory consents, novations, approvals, licenses and authorizations listed on Schedule 2B(iv) of the Target Company Disclosure Schedule;

(v) No Action shall be pending or overtly threatened in writing by or before any Governmental Entity or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to operate the businesses of or control the Target Company, or (iv) affect adversely the right of the Target Company to own their respective assets or control their respective businesses and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

(vi) The Target Company shall have received or obtained and delivered to Buyer all third-party consents and approvals that are identified with an asterisk (*) on the attached Schedule 4D(ii) of the Target Company Disclosure Schedule;

(vii) From the Closing Date through the Final Contribution Payment, there shall not have occurred a Material Adverse Effect;

(viii) HDGLV, subject to the terms of the Lease, shall enter into a sublease agreement with Target Company on such terms that are acceptable to the Seller Party and Buyer (the “Sub-lease”); and

(ix) The Seller Party and Target Company shall jointly and severally indemnify Buyer pursuant to Section 9B of this Agreement.

Unless otherwise specifically provided herein, all proceedings to be taken by the Target Company in connection with the consummation of the transactions contemplated hereby, and all agreements, certificates, instruments and other documents required to be delivered by the Target Company, the Seller Party to effect the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to Buyer. Any condition specified in this Section 2B may be waived by Buyer if such waiver is set forth in a writing duly executed and delivered by Buyer to the Target Company.

2C. Buyer’s Acceptance of the Assigned Purchased Interests. Subject to the Seller Party and Target Company inducements in Section 2B of this Agreement, and the terms and condition of this Agreement more generally, Buyer hereby (a) accepts the above-described assignment of the Assigned Interests as of the Closing Date; (b) accepts and agrees to be bound by all of the terms and provisions of the Operating Agreement applicable to the Assigned Interests; and (c) assumes and agrees to perform all obligations, restrictions and conditions which are applicable to the Assigned Interests and which are to be performed and observed by Buyer as a Member of the Target Company after the Closing Date.

ARTICLE 3
CERTAIN COVENANTS PRIOR TO THE FINAL CONTRIBUTION PAYMENT

Each of the parties agrees as follows with respect to the period between the date of this Agreement and the Final Contribution Payment:

3A. General. Subject to the terms of the Agreement, each party shall use reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Article 2). Without limiting the foregoing, each of the parties shall execute and deliver all agreements and other documents required to be delivered by or on behalf of such party or any of its Subsidiaries or Affiliates.

3B. Third Party Notices and Consents. The Target Company and Seller Party shall each give all required notices to third parties and use commercially reasonable efforts to obtain all required third party consents in connection with the matters contemplated by this Agreement.

3C. Governmental Notices and Consents. Each of the parties hereto shall give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of all Governmental Entities or any other regulatory authorities in connections with the matters contemplated by this Agreement. Without limiting the foregoing, the Target Company and the Selling Party shall cooperate with Buyer and take all actions necessary to obtain any Governmental Entity or regulatory consents, novations, approvals, licenses or authorizations required for Buyer and the Target Company to hold and use the License from and after Closing in substantially the same form as they are held and used by the Target Company and Seller Party as of the date hereof, and to allow Buyer to conduct the Business as currently contemplated from and after the Closing Date, including by obtaining any authorizations, consents, and approvals for the change in ownership of the Target Company with the State of Nevada with respect to the License. The Buyer, should it so choose in its sole and absolute discretion, may designate its Chairman, Herbert Washington, and Chief Executive Officer, Nkechi Iwomi, (collectively, the “Buyer Licensees”) to submit all necessary documentation to be approved by the State of Nevada as registered owners of the Target Company.

3D. Notice of Material Developments. Each party shall give prompt written notice to the other parties of: (i) any variances in any of its representations or warranties contained in Article 4, Article 5, or Article 9, as the case may be; (ii) any breach of any covenant hereunder by such party; and (iii) any other material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY

As an inducement to Buyer to enter into this Agreement, the Seller Party, the Target Company, and HDGLV), jointly and severally, hereby make the representations and warranties set forth below in this Article 4 and hereby acknowledge and agree that each representation and warranty made with respect to the Target Company shall be treated as also being made with respect to HDGLV in the same manner as if said provision had been repeated with “the Target Company” having been replaced with “HDGLV”:

4A. Organization and Company Power. The Target Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Nevada. The Target Company is in good standing in each jurisdiction in which its conduct of business or ownership of property requires it to qualify. The Target Company has all requisite corporate power and authority necessary to own and operate its properties and to carry on its businesses as now conducted and to execute and consummate the transactions contemplated by this Agreement. The copies of the Target Company’s Organizational Documents, which have been each made available to Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete in all respects. The minute books and record books of the Target Company have been made available to Buyer and are correct and complete in all material respects. The Target Company is not in default under or in violation of any provision of its Organizational Documents. Schedule 4A of the Target Company Disclosure Schedule sets forth a list all of the directors, members, managers, and officers of the Target Company.

4B. Target Company Membership Interests.

(i) The authorized equity of the Target Company consists solely of the Membership Interests which (as of the date hereof) are issued and outstanding and 100% owned beneficially and of record by the Seller Party. Neither the Target Company, nor the Seller Party, has violated any securities Laws in connection with the offer, sale or issuance of the Membership Interests. The Membership Interests have been duly authorized and validly issued, and such Membership Interests are owned free and clear of all Encumbrances, other than Permitted Equity Liens, and are not subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal or offer, co-sale or participation right, preemptive right, subscription right or similar right. None of the Organizational Documents of Company constitute or include any Encumbrance on the Membership Interests. There are no declared or accrued but unpaid dividends with respect to the Membership Interests. The Seller Party owns beneficially and of record all of the Membership Interests, free and clear of all Encumbrances, other than Permitted Equity Liens, and the Membership Interests owned by the Seller Party constitutes all of the issued and outstanding equity securities of the Target Company. The Membership Interests are not certificated.

(ii) There are no outstanding securities, options, warrants, calls, rights, profits interests, convertible or exchangeable securities or contracts or obligations of any kind (contingent or otherwise) to which the Target Company is a party or by which it is bound obligating the Target Company, directly or indirectly, to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests or other securities of the Target Company or obligating the Target Company to issue, grant, extend or enter into any such security, option, warrant, call, right, contract or obligation. There are no outstanding obligations of the Target Company (contingent or otherwise) to repurchase, redeem or otherwise acquire, directly or indirectly, any portion of the Membership Interests (or options or warrants to acquire any such units), and there are no outstanding rights to cause the Target Company to register its securities or which otherwise relate to the registration of any securities of the Target Company. There are no outstanding stock-appreciation rights, stock-based performance units, “phantom” stock rights or other contracts or obligations of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, unit price performance or other attribute of the Target Company or its businesses or assets or calculated in accordance therewith (other than payments or commissions to sales representatives of the Target Company based upon revenues generated by such representatives without augmentation as a result of the transactions contemplated hereby, in each case in the ordinary course of business consistent with past practice). Except as set forth on Schedule 4B(ii) of the Target Company Disclosure Schedule, there are no agreements between a Seller Party and any other Person with respect to the voting or transfer of the Membership Interests or with respect to any other aspect of the Target Company’s affairs. There are no bonds, debentures, notes or other indebtedness of the Target Company outstanding.

4C. Subsidiaries. Except for HDGLV, Target Company has not, nor has ever, had any Subsidiaries. Such Target Company does not own or hold the right to acquire any shares of stock or any other equity security in any other Person.

4D. Authorization; No Breach.

(i) The members and managers of the Target Company (the “Approving Persons”), by written consent in lieu of a meeting of the Approving Persons, have unanimously (a) approved and authorized the execution and delivery of this Agreement and the Transaction Documents to which the Target Company is a party, (b) approved the consummation of the transactions contemplated hereby, and (c) determined that the execution and delivery of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby are advisable. No other act (corporate or otherwise), other than the execution by the Seller Party and the Target Company of this Agreement, or other proceeding on the part of the Target Company is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Target Company and constitutes a valid and binding obligation of the Target Company enforceable in accordance with its terms. Each of the agreements contemplated hereby, when executed and delivered, shall have been duly executed and delivered by the Target Company and constitute the valid and binding obligation of the Target Company, enforceable in accordance with its terms. The consent of the Seller Party and the Approving Persons on behalf of the Target Company is the only vote, consent, approval or other corporate actions of the Target Company or holders of the Membership Interests necessary to approve, authorize and adopt this Agreement, the Transaction, the Transaction Documents, the other agreements contemplated hereby and the other transactions contemplated hereby and thereby and to consummate the Transaction.

(ii) Except as set forth on Schedule 4D(ii) of the Target Company Disclosure Schedule, the execution and delivery of this Agreement by the Target Company and the consummation of the transactions contemplated hereby do not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) give any third party the right to modify, terminate or accelerate any obligation under, (d) result in the creation of any Encumbrances, other than Permitted Equity Liens, upon any portion of the Membership Interests or any assets of the Target Company pursuant to or (e) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or other Person, including pursuant to (1) the provisions of the Organizational Documents of the Target Company, (2) any material agreement, instrument, license, permit, judgment, order or decree to which the Target Company is subject, or (3) any Law to which the Target Company is subject. The Target Company is not a party to or bound by any Contract with respect to a Target Company Transaction other than this Agreement, and each such Person has terminated all discussion with third parties (other than with Buyer and its Affiliates) regarding Target Company Transactions.

4E. Financial Statements; Undisclosed Liabilities; Accounts Receivable.

(i) Schedule 4E(i) of the Target Company Disclosure Schedule sets forth the following financial statements: (a) the unaudited balance sheet of the Target Company as of August 12, 2019 (the “Latest Balance Sheet”); (b) the related unaudited statement of income of Target Company for the quarter then ended on June 30, 2019; and (c) the unaudited balance sheet of the Target Company for the years ending December 31, 2017 and December 31, 2018. The foregoing financial statements (including the notes thereto, if any) accurately present in all material respects the financial condition of the Target Company as of the respective dates thereof and the operating results of the Target Company for the periods covered thereby and have been prepared in accordance with GAAP, subject, in the case of the unaudited financial statements, to the lack of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which footnote disclosures or changes would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, value, cash flow or net worth of the Target Company).

(ii) Since December 31, 2016, the Target Company has not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Target Company or its internal accounting controls, including any written complaint, allegation, assertion or claim that the Target Company has engaged in questionable accounting or auditing practices.

(iii) Except as set forth in Schedule 4E(iii) of the Target Company Disclosure Schedule, as of the date of this Agreement, the Target Company does not and will not have any liabilities or obligations whatsoever of the nature, except (a) liabilities or obligations reflected on the face of the Latest Balance Sheet of the Target Company, (b) liabilities or obligations that have arisen since the date of the Latest Balance Sheet in the ordinary course of the operation of the Business consistent with past practices (none of which is a liability or obligation for breach of contract, breach of warranty, tort, infringement, or violation of Law) and (c) liabilities or obligations under Contracts and commitments described in Schedule 4I of the Target Company Disclosure Schedule or under contracts and commitments entered into in the ordinary course of the Business consistent with past practices (none of which is a liability or obligation for breach or other nonperformance). Except as set forth on Schedule 4I of the Target Company Disclosure Schedule, the Target Company does not have any Indebtedness (other a Permitted Lien or Permitted Execution Fund Lien).

(iv) Except as set forth in Schedule 4E(iv) of the Target Company Disclosure Schedule, all accounts and notes receivable reflected on the Latest Balance Sheet of the Target Company are or shall be bona fide receivables arising in the ordinary course of business. Except as set forth in Schedule 4E(iv) of the Target Company Disclosure Schedule, no Person has any Lien, other than Permitted Liens, on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

(v) Except as set forth in Schedule 4E(v) of the Target Company Disclosure Schedule, (a) all of the Target Company’s inventory consists of a quantity and quality usable and saleable in the ordinary course of the Business consistent with past practice, is not obsolete, expired, defective or damaged, and is merchantable and fit for its intended use, subject only to the reserves for inventory write-downs or unmarketable, obsolete, defective or damaged inventory reflected in the Latest Balance Sheet of the Target Company, both as determined in accordance with GAAP, (b) to the knowledge of the Target Company all inventory purchased by the Target Company is in conformity with applicable laws, (c) all inventory of the Target Company that has been cultivated, processed, or otherwise manufactured by the Target Company or its Affiliates has been cultivated, processed, or otherwise manufactured is in material compliance with all applicable Laws, and (d) all inventory of the Target Company is located at the Owned Real Property or the Leased Real Property.

(vi) Except as set forth on Schedule 4E(vi), the Target Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP on an annual basis and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4F. Absence of Certain Developments. Since October 1, 2016, no fact, event or circumstance has occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or would reasonably be expected to have a Material Adverse Effect on the Target Company. Since October 1, 2016, the Target Company has conducted its business only in the ordinary course of business consistent with past practice. Except as set forth in Schedule 4F of the Target Company Disclosure Schedule, since October 1, 2016, the Target Company has not:

(i) amended its Organizational Documents;

(ii) issued or sold any of its capital stock or equity securities, securities convertible into its capital stock or equity securities, or warrants, options or other rights to purchase its capital stock or equity securities;

(iii) except with respect to any Target Company Major Contract, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or changed in any material respect any business practice (in anticipation of the transactions contemplated hereby or otherwise);

(iv) (a) acquired (by merger, consolidation, acquisition of stock or assets or otherwise) or organized any Person, (b) acquired any rights, assets or properties other than in the ordinary course of business consistent with past practice or (c) acquired any equity interest or other securities of any Person;

(v) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its material tangible assets, except in the ordinary course of business consistent with past practice, or canceled any debts or claims;

(vi) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Right (other than by granting non-exclusive licenses of Intellectual Property Rights to customers pursuant to written agreements in connection with the sale of products or the provision of services in the ordinary course of business consistent with past practice), disclosed any material proprietary confidential information to any Person (other than to Buyer and its Affiliates), abandoned or permitted to lapse or otherwise fail to maintain in full force and effect any Intellectual Property Rights;

(vii) subjected any portion of its properties or assets to any Lien, except for Permitted Liens, or discharged or satisfied any Lien or paid any liability or obligation, other than current liabilities or obligations paid in the ordinary course of business consistent with past practice;

(viii) incurred or entered into any contract for the incurrence of Indebtedness;

(ix) made or granted any bonus or any compensation or salary increase to any former or current employee or group of former or current employees (except in the ordinary course of business consistent with past practice or otherwise required by contract), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or employment or severance agreement or adopted any new employee benefit plan or arrangement or employment or severance agreement (except in the ordinary course of business consistent with past practice, as otherwise required by contract, or as may have been required by applicable Law);

(x) suffered any material damage, destruction or other casualty loss with respect to material property owned by Company or waived any rights of material value;

(xi) made capital expenditures or commitments in excess of $100,000 in the aggregate;

(xii) delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

(xiii) failed to maintain in full force and effect any insurance policy in effect, except for any policy replaced by a new or successor policy of substantially similar coverage;

(xiv) terminated, amended, failed to renew or preserve or failed to maintain in full force and effect any (a) material permit or (b) registration or application for any Intellectual Property Rights, except for amendments completed in the ordinary course of business consistent with past practice; or

(xv) agreed, offered, committed or undertaken, whether orally or in writing, to do any of the foregoing.

4G. Real Property; Assets.

(i) (a) Except as set forth on Schedule 4G(i)(a) of the Target Company Disclosure Schedule, there are no material written leases, concessions or other Contracts granting to any Person the right to use or occupy any Owned Real Property or any portion thereof, other than Permitted Liens; (b) except as set forth on Schedule 4G(i)(b) of the Target Company Disclosure Schedule, there are no outstanding purchase and sale contracts, options, rights of first offer, rights of first refusal to purchase, or rights of repurchase or forfeiture of or with respect to any Owned Real Property or any portion thereof or interest therein, other than the rights of Buyer pursuant to this Agreement; (c) except as set forth on Schedule 4G(i)(c) of the Target Company Disclosure Schedule, no Proceedings are pending and, to the Target Company’s knowledge, there are no Proceedings threatened against or affecting, any of the Owned Real Properties, the Leased Real Property or any portion thereof or interest therein in the nature of, or in lieu of, condemnation or eminent domain proceedings.

(ii) Schedule 4G(ii) of the Target Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such parcel of Leased Real Property. The Target Company has a valid leasehold interest in each Leased Real Property, subject only to Permitted Liens. The Target Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease.

(iii) Except as set forth on Schedule 4G(iii), the Target Company has not received written notice that the location, existence, use, operations or maintenance by the Target Company of any Owned Real Property or Leased Real Property breaches, in any material respect, the provisions of any restrictive covenant, easement, servitude, right-of-way or other Lien registered against or otherwise affecting such Owned Real Property or Leased Real Property, which alleged breach remains uncured.

(iv) Except as set forth on Schedule 4G(iv) of the Target Company Disclosure Schedule, the Target Company has not received any written notice from any Governmental Entity, that any of the Owned Real Properties or Leases Real Properties, or any portion thereof, violate any Applicable Law or Final Order, which alleged breach remains uncured.

(v) Except (a) as set forth in Schedule 4G(v) of the Target Company Disclosure Schedule, and (b) for Permitted Liens, the Target Company has good and valid title to (with record and marketable title in the case of the Owned Real Properties), or a valid leasehold interest in, free and clear of all liens, all properties and assets used by it, located on its premises or shown on the Latest Balance Sheet of the Target Company or acquired after the date thereof. the Target Company owns, has a valid leasehold interest in or has the valid and enforceable right to use all tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Except as set forth in Schedule 4G(iii) of the Target Company Disclosure Schedule, all of the Target Company’s buildings, equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are located at the Owned Real Property or the Leased Real Property and are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the Business as presently conducted and proposed to be conducted, and are adequate and sufficient for the Target Company’s business as presently conducted and proposed to be conducted and conform in all material respects with all applicable Laws. None of the properties and assets used or held for by the Target Company, or otherwise necessary for the conduct of the Business as currently contemplated are owned, leased, or used by the Seller Party.

4H. Tax Matters.

(i) The Target Company and HDGLV are both single member limited liability companies that have not elected to be taxed as a corporation. For all periods since the date of formation of both the Target Company and HDGLV, the Target Company and HDGLV have been included on the Seller Party’s consolidated federal and applicable state income tax return.

(ii) The Seller Party has timely filed all Tax Returns, set forth in Schedule 4H(i), required to be filed by it, each such Tax Return has been prepared in compliance in with all applicable Laws, and all such Tax Returns are true and accurate in all respects. All Taxes owed by the Target Company (whether or not shown or required to be shown on any Tax Return) have been paid. The Target Company has withheld and paid over to the appropriate taxing authority all Taxes required to withheld from amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii) Except as set forth in Schedule 4H(iii) of the Target Company Disclosure Schedule:

(a) the Seller Party has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;

(b) the Seller Party has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority;

(c) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Target Company;

(d) there is no action, suit, taxing authority proceeding or audit with respect to Taxes now in progress, or to the Target Company’s knowledge, pending or threatened against or with respect to the Target Company;

(e) no claim has ever been made by a taxing authority in a jurisdiction where the Target Company or the Seller Party do not file Tax Returns that the Target Company is or may be subject to taxation by that jurisdiction, or that the Seller Party is or may be subject to taxation with respect to their interests in the Target Company in that jurisdiction;

(f) there are no Liens on any of the assets of the Target Company that arose in connection with any failure (or alleged failure) to pay any Tax;

(g) the Target Company is not a party to or bound by any Tax allocation or Tax sharing agreement other than a lease, license or loan agreement or similar agreement the principal subject matter of which is not Taxes; and

(h) the Target Company has not engaged in a “reportable transaction” within the meaning of Section 1.6011-4(b) of the Treasury Regulations.

(iv) The Target Company is not a partner or a member of any partnership, limited liability company or joint venture, or any other entity classified as a partnership for federal income tax purposes.

(v) The Target Company has not been a member of a consolidated, affiliated, combined or unitary Tax group, and has no liability for Taxes of any other Person either under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, by contract, or otherwise.

(vi) The Target Company has not agreed to make any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign Tax Law by reason of a change in method of accounting or otherwise.

(vii) The Target Company has not received any Tax Ruling or entered into a Tax Closing Agreement with any Governmental Entity that would have a continuing effect after the Closing Date. For purposes of the preceding sentence, the term “Tax Ruling” shall mean written rulings of a Governmental Entity relating to Taxes, and the term “Tax Closing Agreement” shall mean a written and legally binding agreement with a Governmental Entity relating to Taxes.

(viii) The Target Company will not be required to be include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on nor prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.

(ix) There are no outstanding powers of attorney executed on behalf of the Target Company in respect of Taxes.

4I. Company Major Contracts.

(i) Schedule 4I of the Target Company Disclosure Schedule sets forth a complete and accurate list of all Contracts to which there is any obligation or liability remaining and to which the Target Company is a party or by which the Target Company is bound (collectively, the “Target Company Major Contracts”).

(ii) the Target Company has delivered to, or made available for inspection by, Buyer a true and correct copy of the Target Company Major Contract, together with all amendments, waivers or other changes thereto. All of the Target Company Major Contracts are valid, binding and enforceable in accordance with their respective terms, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. Except as disclosed in Schedule 4I(ii) of the Target Company Disclosure Schedule, (a) the Target Company has performed all material obligations required to be performed by them to date under any contract, lease, agreement or instrument to which the Target Company is subject and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, (b) no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Target Company under any contract, lease, agreement or instrument to which such Target Company is subject, (c) the Target Company does not have any present expectation or intention of not fully performing all such obligations, (d) to the knowledge of the Target Company, no contract, lease, agreement or instrument to which the Target Company is bound is currently subject to or is expected to be subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery, (e) there is no breach or, to the knowledge of the Target Company, anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which they are parties, and (f) there are no ongoing renegotiations of, or attempts or requests to renegotiate or outstanding rights to renegotiate, any terms of any of the Target Company Major Contracts.

4J. Intellectual Property.

(i) Schedule 4J(i) of the Target Company Disclosure Schedule contains a complete and accurate list of all of the following that are owned or used by the Target Company: (i) patented or registered Intellectual Property Rights, (ii) pending patent applications or other applications for registrations of other Intellectual Property Rights, (iii) all material computer software (other than commercial word processing, accounting, financial analysis and similar software for personal computers generally available in the retail market), (iv) material trade or corporate names, claimed trade dress rights (if any), logos, Internet domain names, material unregistered trademarks and material unregistered service marks, (v) material unregistered copyrights, and (vi) any other material Intellectual Property Rights.

(ii) Except as set forth on Schedule 4J(ii) of the Target Company Disclosure Schedule, the Target Company owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in or has a valid and enforceable written license or rights to use, all Intellectual Property Rights (“Target Company Intellectual Property Rights”) used by it in the operation of the Business as presently conducted. All of the Company Intellectual Property Rights are valid and enforceable. Except as set forth on Schedule 4J(ii) of the Target Company Disclosure Schedule, to the knowledge of the Target Company, no loss or expiration of any of the Company Intellectual Property Rights is threatened or pending. The Target Company owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by or on behalf of, or otherwise under the direction or supervision of, the Target Company's employees or independent contractors, relating to the Target Company's business or to the actual or demonstratively anticipated research or development conducted by or for the Target Company.

(iii) Except as set forth in Schedule 4J(iii) of the Target Company Disclosure Schedule, there are no claims against the Target Company that were either made since October 1, 2016, or are presently pending contesting the validity, use, ownership or enforceability of any of Target Company Intellectual Property Rights, and, to the knowledge of the Target Company, there is no reasonable basis for any such claim. The Target Company has not infringed or misappropriated, and the operation of the business as currently conducted does not infringe or misappropriate, any Intellectual Property Rights of other Persons. The Target Company has not received any notice regarding any of the foregoing (including any demand or offer to license any Intellectual Property Rights from any other Person). To the knowledge of the Target Company, no third party has infringed or misappropriated any of the Target Company Intellectual Property Rights. The transactions contemplated by this Agreement shall not impair the right, title or interest of the Target Company in and to the Target Company Intellectual Property Rights and all of the Target Company Intellectual Property Rights shall be owned or available for use by the Target Company immediately after the Closing on terms and conditions identical to those under which the Target Company owned or used the Target Company Intellectual Property Rights immediately prior to the Closing. The Target Company has taken commercially reasonable efforts to protect the Target Company Intellectual Property Rights from infringement, misappropriation, and unauthorized disclosure.

(iv) Since October 1, 2016, there have been no, and the Target Company has not received any written notices of any, actual or alleged breaches of security (including theft and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person) of (a) the Target Company’s systems, hardware, software, network, or equipment, including all information stored or contained therein or transmitted thereby, or (b) any data in the possession or control of the Target Company about or from an individual that is protected by or subject to any data protection, privacy or security Laws, including protected health information.

(v) No proprietary software developed by or on behalf of the Target Company is subject to any “copyleft” or other condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that imposes any material limitation, restriction, disclosure obligation, or restriction on the right of the Target Company to use or distribute such proprietary software.

4K. Legal Proceedings. Except as set forth in Schedule 4K of the Target Company Disclosure Schedule, there are no (and, during the five years preceding the date hereof, there have not been any) Actions pending or, to the knowledge of the Target Company, threatened in writing against the Target Company (or to the knowledge of the Target Company, pending or threatened in writing by or against any of the officers, directors, members, managers, stockholders or employees of the Target Company with respect to their business activities), or pending or threatened in writing by the Target Company against any Person, at law or in equity, or before or by any Governmental Entity. The Target Company is not subject to any judgment, order or decree of any Governmental Entity. There are no Actions pending or, to the knowledge of the Target Company, threatened in writing against or affecting any Seller Party or any Target Company that seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

4L. Brokerage. There are no claims for brokerage commissions, finder’s fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Target Company.

4M. Employee Benefit Plans. The Target Company currently does not have, and never has had, any Employee Benefit Plan.

4N. Insurance. Schedule 4N of the Target Company Disclosure Schedule contains a true and complete list of all insurance policies to which the Target Company is a party or which provide coverage to or for the benefit of or with respect to the Target Company or any director, member, manager, or employee, or contractor of the Target Company in his or her capacity as such (the “Insurance Policies”), indicating in each case the type of coverage, name of the insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. The Target Company has made available to Buyer true and complete copies of all such Insurance Policies. Schedule 4N of the Target Company Disclosure Schedule also describes any self-insurance or co insurance arrangements by or affecting the Target Company including any reserves established thereunder. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms following the Closing, and the Target Company is not in default with respect to its obligations under any of such Insurance Policies. The Target Company is current in all premiums or other payments due under the Insurance Policies and has otherwise complied in all material respects with all of their obligations under each Insurance Policy. The Target Company has given timely notice to the insurer of all material claims that may be insured thereby. No Insurance Policy provides for any retrospective premium adjustment or other experience-based liability on the part of the Target Company. The Target Company has received no written notice from an insurance carrier of the Target Company that such insurance carrier is insolvent. The Target Company has not received any reservation of rights letters from its insurance carriers.

4O. Compliance with Applicable Laws.

(i) Except with respect to the Controlled Substances Act as it relates to the use, possession, cultivation, and distribution of marijuana, the Target Company is and has complied in all material respects with all Laws of any Governmental Entity applicable to the Target Company and to the knowledge of the Target Company, no material expenditures are or will be required to cause its current operations or properties to comply with any such Laws. The Target Company has not received any written communication from a Governmental Entity that alleges that it is not in compliance with any Law, and to the knowledge of the Target Company, the Target Company has not been subject to any adverse inspection, finding, investigation, penalty assessment, audit or other compliance or enforcement action. The Target Company has not made any bribes, kickback payments or other similar payments of cash or other consideration, including payments to customers or clients or employees of customers or clients for purposes of doing business with such Persons.

(ii) The Target Company holds and is in compliance in all material respects with all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all Governmental Entities required for the conduct of its business and the ownership of its properties, and Schedule 4O(ii) of the Target Company Disclosure Schedule sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. The Target Company has not finally been denied any application for any material permits, licenses, bonds, approvals, certificates, registrations, accreditations or other authorizations necessary to its business as now conducted and as presently contemplated to be conducted. The Target Company is not in default in any material respect under any of such permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations.

(iii) (a) The Owned Real Properties and the operations conducted thereon by the Target Company, Seller Party, and the Seller Party’s operations on the Leased Real Properties are and has been in material compliance with all applicable Environmental Requirements; (b) The Target Company is in and has been in compliance in all material respects with all Environmental Requirements in connection with the ownership, use, maintenance or operation of its business, facilities, equipment or assets, including possession and maintenance of, and compliance in all material respects with, all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of any Governmental Entity required; (c) The Target Company has not received any written notice or, to the Company’s knowledge, oral notice regarding any actual or alleged violation of or material liability under Environmental Requirements; (d) The Target Company has not assumed or provided an indemnity with respect to any liabilities of any other Person arising under Environmental Requirements, including with respect to such Target Company’s business, facilities, equipment or assets; (e) The Target Company has not treated, stored, disposed or arranged for the disposal of, manufactured, handled, distributed released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substances, in each case as would give rise to any material liability under any Environmental Requirements; and (e) The Seller Party and the Target Company have provided to Buyer all environmental reports, audits, and other material environmental documents relating to the Target Company and any property owned, leased or occupied by the Target Company, in each case in their possession or under their reasonable control.

(iv) Neither the Target Company nor, to the knowledge of the Target Company, any of the officers, members, managers, directors, employees, agents or other representatives of the Target Company or any other business entity or enterprise with which the Target Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Target Company.

4P. Employees (i) . Except as set forth in Schedule 4P of the Target Company Disclosure Schedule, the Target Company does not currently have, and never has had, any employees.

4Q. Affiliate Transactions. Except as set forth in Schedule 4Q of the Target Company Disclosure Schedule, no officer, member, manager, director, stockholder, employee, or Affiliate of the Target Company or, to the Target Company’s knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Target Company or has any interest in any assets or property used by the Target Company (including any Intellectual Property Rights). Schedule 4Q of the Target Company Disclosure Schedule contains a description of all intercompany services provided to or on behalf of the Target Company by any Seller Party or their respective Affiliates (other than the Target Company) and the costs associated therewith. Except as set forth and described in Schedule 4Q of the Target Company Disclosure Schedule, none of the assets, tangible or intangible, or properties that are used by the Target Company are owned by any Seller Party or their respective Affiliates (other than the Target Company).

4R. Bank Accounts; Names and Locations. Schedule 4R of the Target Company Disclosure Schedule lists all of the Target Company’s bank accounts (designating each authorized signatory and the level of each signatory’s authorization). Except as set forth in Schedule 4R of the Target Company Disclosure Schedule, during the five-year period prior to the execution and delivery of this Agreement, neither the Target Company nor their respective predecessors has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the depository and investment accounts of the Target Company are located at the locations set forth in Schedule 4R of the Target Company Disclosure Schedule.

4S. The License. Notwithstanding the fact that the License is currently registered under the individual name of Paris Balaouras, the Target Company is the sole and exclusive owner of the License. Schedule 4S of the Target Company Disclosure Schedule provides to Buyer true and correct copies of the License, together with all material correspondence with any Governmental Entity or other regulatory authority related thereto. As of the Closing, the Target Company will be the sole legal and beneficial owner of the License, and all of the rights, title and interests in and to the License will be held by the Target Company, free and clear of all Liens. Neither the Seller Party nor any of its respective Affiliates (other than the Target Company) has any interest in the License, except in their capacity as members of the Target Company.

4T. No Restrictions on the Transaction. No (a) provision of the Target Company’s Organizational Documents or (b) the Target Company Major Contracts (i) would impose restrictions which might reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Agreement or (ii) as a result of the consummation of the transactions contemplated by this Agreement or the acquisition of securities of the Target Company or the Target Company by Buyer (A) would restrict or impair the ability of Buyer to vote or otherwise exercise the rights of a stockholder with respect to securities of the Target Company that may be acquired or controlled by Buyer or (B) would entitle any Person to acquire securities of the Target Company.

4U. Disclosure. No representation or warranty or other statement of the Target Company in this Agreement, including this Article 4 and the Target Company Disclosure Schedule, contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF THE SELLER PARTY

As an inducement to Buyer to enter into this Agreement, the Seller Party hereby represents and warrants as of the date of this Agreement as follows:

5A. Organization and Power. The Seller Party is an non-individual Person, and is an entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of formation, and such Seller Party has all requisite power and authority necessary to own and operate its properties and to carry on its businesses as now conducted and to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the Transaction.

5B. Authorization; No Violation.

(i) The execution, delivery and performance by such Seller Party of this Agreement and all of the other agreements and instruments contemplated hereby to which such Seller Party is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Seller Party, as applicable, and no other act or proceeding on the part of such Seller Party (including by its directors, officers, managers, members, shareholders, or trustees, as applicable) is necessary to authorize the execution, delivery or performance of this Agreement and all of the other agreements and instruments contemplated hereby to which such Seller Party is a party and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller Party and constitutes a valid and binding obligation of such Seller Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and the discretion of courts in granting or denying equitable remedies, and each of the other agreements and instruments contemplated hereby to which such Seller Party is a party, when executed and delivered by such Seller Party, as applicable, in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Seller Party, as applicable, enforceable with its respective terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and the discretion of courts in granting equitable relief.

(ii) Such Seller Party is not subject to or obligated under any applicable Law of any Governmental Entity, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

5C. Consents. No permit, consent, approval or authorization of any Governmental Entity or any other Person is required in connection with the execution, delivery or performance of this Agreement by such Seller Party or the consummation by such Seller Party of the transactions contemplated hereby. Notwithstanding the foregoing, Seller may be required to file a “Current Information” disclosure under Section 1, Item 1.01 – Entry into a Material Definitive Agreement on Form 8-K with the United States Securities and Exchange Commission (“SEC”).

5D. Vote Required. Such Seller Party, if an Approving Person, has approved and adopted this Agreement for and on behalf of Company in his or her capacity as a director of Company. No vote, other than the vote of the Approving Persons and the consent of the Seller Party, is required to adopt this Agreement and approve the transactions contemplated hereby.

5E. No Restriction on Earning a Living. Such Seller Party hereby acknowledges that the provisions of Article 7 (to the extent bound thereby) do not preclude such Seller Party from earning a livelihood, nor do they unreasonably impose limitations on such Seller Party’s ability to earn a living. In addition, such Seller Party hereby acknowledges that the potential harm to Buyer, Target Company and their respective Subsidiaries and Affiliates of non-enforcement of this Agreement outweighs any harm to such Seller Party of enforcement (by injunction or otherwise) of this Agreement.

5F. Brokerage. Except as set forth in Schedule 5F of the Seller Party Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller Party or any of his respective Affiliates, other than any agent, broker, investment banker, financial advisor or other firm or Person the fees and expenses of which shall be paid by such Seller Party.

5G. Disclosure. No representation or warranty or other statement of a Seller Party in this Agreement, including this Article 5 and the Target Company Disclosure Schedule, contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES
OF BUYER

As an inducement to the Seller Party and the Target Company to enter into this Agreement, Buyer hereby represents and warrants as of the date of this Agreement and as of the Closing Date as follows:

6A. Organization and Company Power. Buyer is a limited liability company validly existing and in good standing under the Laws of the State of Ohio. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

6B. Authorization; No Violation.

(i) The execution, delivery and performance by Buyer of this Agreement and all of the other agreements and instruments contemplated hereby to which Buyer is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer, and no other act or proceeding on the part of Buyer, its boards of directors or managers, or members or equity holders is necessary to authorize the execution, delivery or performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Buyer is a party and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (subject to due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and the discretion of courts in granting or denying equitable remedies, and each of the other Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, as applicable, in accordance with the terms hereof, shall each (subject to due authorization, execution and delivery by the other parties hereto) constitute a valid and binding obligation of Buyer, as applicable, enforceable with its respective terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and the discretion of courts in granting equitable relief.

(ii) Buyer is not subject to or obligated under its Organizational Documents, or any applicable Law of any Governmental Entity, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

6C. Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity or any other Person is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

6D. Vote Required. Buyer has approved and adopted this Agreement. No other vote of the holders of any class or series of equity securities of Buyer is required to adopt this Agreement and approve the transactions contemplated hereby.

6E. Brokerage. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates, other than any agent, broker, investment banker, financial advisor or other firm or Person the fees and expenses of which shall be paid by Buyer.

6F. Sufficiency of Funds. On the Closing Date, Buyer will have sufficient funds to make the payments required pursuant to Article 1 and to perform its obligations with respect to the transactions contemplated by this Agreement.

ARTICLE 7
RESTRICTIVE COVENANTS

7A. Non-Competition Covenants. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated thereby, each party hereby covenants and agrees that it shall not, and shall cause its affiliates not to, without the prior written consent of the other parties (which consent may be withheld in the other parties’s sole and absolute discretion), directly or indirectly infringe, misappropriate, or otherwise use any of the other parties’s Intellectual Property Rights, whether or not provided by written license to another party, and whether or not protected as a trade secret under any applicable Law.

7B. Non-Solicitation/Non-Hire of Employees. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated thereby, each party hereby covenants and agrees, for a period commencing on the Closing Date and ending on the five (5) year anniversary thereof (the “Restrictive Period”), not to, and to cause its affiliates not to, directly or indirectly, on its own behalf or on behalf of any third party, solicit for hire or hire any Person who is an employee, member, or affiliate of the other parties or their respective Subsidiaries or any person who was an employee of the other parties or their respective Subsidiaries at any time during the Restrictive Period or during the preceding six months, without the prior written consent of the other parties (which consent may be withheld in the other parties’ sole and absolute discretion). Notwithstanding the foregoing, the placement of general advertisements that may be targeted to a particular geographic or technical area, but are not targeted towards employees of other parties or its Subsidiaries, shall not be deemed to be a solicitation for purposes of this Section 7B.

7C. Non-Solicitation of Business Relationships. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated thereby, each party hereby covenants and agrees, for the duration of the Restrictive Period, not to, and to cause its affiliates not to, directly or indirectly, call on, solicit or service any user, customer, supplier, licensee, licensor or other Person that has a business relationship with the other parties or any of their respective Subsidiaries in order to induce or attempt to induce such Person to cease doing business with the other parties or their respective Subsidiaries, or in any way interfere with the relationship between any such user, customer, supplier, licensee, licensor or other Person that has a business relationship with the other parties or their respective Subsidiaries (including making any negative or disparaging statements or communications about the other parties or any of their respective Subsidiaries or any of their respective businesses, services, products, technology, compliance with legal requirements, directors, officers, employees, contractors or consultants or otherwise).

7D. Representations and Warranties of Each Party. Each party acknowledges and agrees that: (i) the covenants and agreements contained in Article 7 (the “Non-Competition and Related Covenants”) are necessary, fundamental and required for the protection of the goodwill of Company acquired by Buyer pursuant to the Transaction; (ii) the Non-Competition and Related Covenants relate to matters that are of a special, unique and extraordinary value; (iii) a breach by a party of any of the Non-Competition and Related Covenants applicable to such party will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, each party will be entitled to injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) each party was a direct or indirect beneficial owner of the Shares of Company and, pursuant to this Agreement and by virtue of the Transaction, such party, directly or indirectly, received a substantial cash payment or other consideration from the other party or parties; (v) in connection with the Transaction, each party is entering into this Agreement and the Non-Competition and Related Covenants; (vi) each party entered into this Agreement in contemplation of each other parties’ agreement with the terms set forth herein in connection with the consummation of the transactions contemplated herein, pursuant to which Buyer will acquire substantial goodwill associated with the Target Company, and that this Agreement is intended to comply with the laws of the State of Nevada and all other jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a contract that restrains a Person from engaging in a lawful profession, trade or business.

7E. Specific Performance. Each party acknowledges that a breach of the covenants contained in this Agreement will cause each other party and its Subsidiaries irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each party agrees that the other parties shall, in addition to all other available remedies (including, without limitation, seeking such monetary damages as it can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law. In the event of any Losses that occur pursuant to any breach or violation of covenants contained in this Article 7, the indemnification provisions of Article 9 shall control, including, but not limited to the limitations contained in Section 9B(ii). In the event of any breach or violation by a party of any of the covenants contained in this Agreement, the time period of such covenant with respect to that party shall be tolled and extended until such breach or violation is resolved.

7F. Judicial Limitation. It is expressly understood and agreed that although each party considers the restrictions contained herein to be reasonable, if at any time a court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Non-Competition and Related Covenants is unenforceable by reason of it extending for too great of a period of time or over too great of a geographical area or by reason of it being too extensive in any other respect, such Non-Competition and Related Covenant and this Agreement shall not be rendered void but such Non-Competition and Related Covenant shall be deemed amended to apply as to such maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as such court may judicially determine or adjudicate to be enforceable. Alternatively, if any court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Non-Competition and Related Covenants is unenforceable, and such restriction cannot be amended pursuant to the preceding sentence so as to make such portion of the Non-Competition and Related Covenant enforceable, such judicial determination or adjudication shall not affect the enforceability of any other Non-Competition and Related Covenant.

7G. Separateness. Notwithstanding anything herein to the contrary, the Non-Competition and Related Covenants set forth in this Agreement and the duration of the Restricted Period set forth herein shall in no way limit the terms, conditions or duration of any similar restrictive covenants or restrictive periods set forth in any other documents executed by the Seller Party on or about the Closing with Buyer, the Target Company, or their Affiliates and all such restrictive covenants and restrictive periods shall be separate and independent of one another and made in the context of, and pursuant to the consideration described and set forth in, each such document containing such restrictive covenant or restrictive period.

ARTICLE 8
TERMINATION

8A. Termination. If the SUP is not issued by the City for any reason, Buyer may, at its sole and absolute discretion, terminate this Agreement at any time within twelve (12) months of receiving notice of the SUP denial.

8B. Effect of Termination. In the event of termination of this Agreement as provided in Section 8A, this Agreement shall forthwith become void and of no further force or effect (other than this Section 8B, Section 9J (Confidential Information) and Article 10 (Miscellaneous), which shall survive the termination of this Agreement and shall be enforceable by the parties hereto), and there shall be no liability or obligation on the part of Buyer, the Target Company, or the Seller Party to any other party hereto, except as set forth in this Section 8B and except for breaches of this Agreement by such party prior to the time of such termination. Notwithstanding any other remedy available at law or equity, should this Agreement be terminated according to 8A above, Seller Party and Target Company shall reimburse Buyer and Buyer’s members, joint and severally, for all money, equipment, or other contributions made to the Target Company or Seller Party as part of the Closing Payment, Post-Closing Payments, or otherwise. The reimbursement obligations of the Seller Party and Target Company shall be joint and several. Any reimbursements owing from the Seller Party or Target Company pursuant to this Article 8B shall be effected by wire transfer of immediately available funds from Seller Party, to an account designated by the applicable party entitled to the reimbursement, within ten (10) business days.

ARTICLE 9
ADDITIONAL AGREEMENTS

9A. Survival of Representations and Warranties. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall survive the Closing as follows:

(i) the representations and warranties in Section 4M (Employee Benefit Plans) shall terminate ninety (90) days after the date upon which the applicable statute of limitations with respect to the liabilities in question expire (after giving effect to any extensions, mitigation or waivers thereof);

(ii) the following representations and warranties survive indefinitely following the Closing Date: (a) Section 4A (Organization and Company Power), Section 4B (Target Company Membership Interests), Section 4C (Subsidiaries), Section 4D(i) (Authorization), Section 4E (Financial Statements; Undisclosed Liabilities; Accounts Receivable), Section 4L (Brokerage), Section 4O(iii) (Environmental), Section 4U (The License), Section 5A (Organization and Power), and Section 5B(i) (Authorization) (the “Seller Fundamental Representations and Warranties”); and (b) Section 6A (Organization and Company Power), Section 6B(i) (Authorization), and Section 6E (Brokerage) (collectively the “Buyer Fundamental Representations and Warranties” and collectively with the Seller Fundamental Representations and Warranties, the “Fundamental Representations and Warranties”); and

(iii) all other representations and warranties in this Agreement shall terminate on the thirty-six month anniversary of the Closing Date.

(iv) It is the express intent of the parties that, if the applicable survival period for an item is contemplated by this Section 9A is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such items shall be reduced to the shortened survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Section 9A for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties; provided that any representation or warranty in respect of which indemnity may be sought under this Section 9A, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9A if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement shall survive for the periods set forth in this Section 9A and shall in no event be affected or deemed waived by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any party’s officers, directors, members, stockholders, employees or agents or the acceptance by any party of any certificate or opinion hereunder or by reason of the fact that any party knew or should have known that any such representation or warranty is, was or might be inaccurate.

9B. Indemnification by the Seller Party.

(i) Subject to Sections 9B(ii)-(v), the Seller Party shall indemnify the Buyer Parties and save and hold each of them harmless against and pay on behalf of or reimburse the Buyer Parties for any Losses as and when incurred which any such Buyer Party sustains or becomes subject to as a result of or by virtue of:

(a) any breach by any Seller Party or Target Company of any representation or warranty made by any Seller Party or the Target Company in this Agreement or any ancillary agreement or certificate delivered pursuant to this Agreement;

(b) any breach of any covenant by any Seller Party or the Target Company in this Agreement or any certificate of the Seller Party or the Target Company delivered pursuant to this Agreement or the Assignment and Assumption Agreement;

(c) any FLSA Matter, any Corporate Matter, or any Litigation Matter;

(d) any claims against the Seller Party or the Target Company by any Person or Governmental Entity of asbestos poisoning, or any other asbestos-related health issue, or any other related judicial order, governmental fine, or criminal or civil action; and

(e) any of the matters set forth on Schedule 9B attached hereto.

(ii) The Seller Party shall not have any liability under clause (a) of Section 9B(i) (other than with respect to Seller Fundamental Representations and Warranties and Section 9B(i)(d), for which no such following limitation shall apply) unless (X) the Loss from (I) any one single claim or (II) any one set of aggregated claims arising from the same operative set of core facts relating to a common substantive issue that resulted in the Loss is, in each case of clause (I) and (II), in excess of $10,000, and (Y) the aggregate of all Losses relating thereto for which the Seller Indemnified Parties would, but for this Section 9B(ii), be liable exceeds on a cumulative basis an amount equal to $75,000 (the “Basket”), in which case the Seller Party will be liable for the first dollar of such Losses up to an amount equal to any cap applicable to such Loss in accordance with Sections 9(B)(iii) and 9(B)(iv).

(iii) The Seller Party’s aggregate liability under clause (a) of Section 9B(i) (other than with respect to Seller Fundamental Representations and Warranties and Section 9B(i)(d), for which no such following limitation shall apply) shall in no event exceed $5,000,000 (the “Indemnification Cap”), and with respect to all other Losses that are indemnifiable pursuant to this Article 9 (other than with respect to Fraud and Section 9B(i)(d), for which no such following limitation shall apply), the aggregate liability of the Seller Party shall not exceed an amount equal to $10,000,000 (the “Total Cap”); provided, however, that nothing in this Agreement (including this Section 9B) shall limit or restrict any Buyer Party’s right to maintain or recover any amounts hereunder in connection with any action or claim based upon Fraud or Section 9B(i)(d).

(iv) For purposes of determining under Article 4 or Article 5 the inaccuracy or breach of any representation or warranty herein or in any instrument or document delivered hereunder and the amount of any Losses that are indemnifiable hereunder, each such representation and warranty shall be read without regard and without giving effect to any materiality or Material Adverse Effect or similar qualification contained therein (as if such standard or qualification were deleted from such representation or warranty), excluding the first sentence of Section 4F.

9C. Indemnification by Buyer. Buyer agrees to and shall indemnify the Seller Party and hold them harmless against and pay on behalf of or reimburse the Seller Party for any Losses as and when incurred which any such Seller Party may suffer, sustain or become subject to as a result or by virtue of: (a) any breach by Buyer of any representation or warranty made by Buyer in this Agreement or any of the certificates furnished by Buyer pursuant to this Agreement or (b) any breach of any covenant by Buyer in this Agreement or any of the certificates furnished by Buyer pursuant to this Agreement; provided, however, Buyer’s aggregate liability under clause (a) of this Section 9C (other than with respect to Buyer Fundamental Representations and Warranties, for which no such following limitation shall apply) shall in no event exceed the Indemnification Cap, and with respect to all other Losses that are indemnifiable pursuant to this Article 9 (other than with respect to Fraud, for which no such following limitation shall apply), the aggregate liability of Buyer shall not exceed an amount equal to the Total Cap.

9D. Indemnification Payments.

(i) Subject to the applicable limits in Section 9B, any amounts owing from the Seller Party pursuant to this Article 9 shall be effected by wire transfer of immediately available funds from Seller Party, to an account designated by the applicable party entitled to indemnification, within ten (10) Business Days (each final day of such ten (10) Business Day period, an “Seller Indemnification Payment Date”) after the determination of amounts owing hereunder in accordance with the terms of this Agreement (“Seller Indemnifiable Amounts”).

(ii) Any amounts owing from Buyer pursuant to this Article 9 shall be effected by wire transfer of immediately available funds from Buyer to an account designated by the applicable party entitled to indemnification, within ten (10) days after the determination thereof.

(iii) All indemnification payments under this Article 9 shall be deemed adjustments to the Purchase Price to which the Seller Party is entitled hereunder.

(iv) The amount of any indemnity payable hereunder on account of a Loss shall be calculated net of any amount actually recovered by the Indemnified Party from third parties, including amounts recovered by the Indemnified Party under Company’s insurance policies, with respect to such Loss, in each such case net of any third party costs related thereto, including costs of collection, and deductibles, it being understood that an Indemnified Party shall have the obligation to exercise commercially reasonable efforts to collect any such third-party recoveries (including insurance claims). If an Indemnified Party receives proceeds from third parties, including insurance proceeds, in connection with Losses for which it has received indemnification hereunder, such Indemnified Party shall promptly refund to the Indemnifying Party the amount of such net proceeds when received, up to the amount of indemnification received hereunder with respect to such Losses.

(v) To the extent that an Indemnified Party actually recovers indemnified Losses under a provision of this Agreement for any specific matter for which indemnification may be asserted under this Article 9, then that Indemnified Party will not be entitled to any duplicative recovery for the same such Losses or other compensation under another provision of this Agreement for which indemnification may be asserted; however, nothing herein shall prevent an Indemnified Party from seeking recovery for different Losses under the same or different provisions of this Agreement with respect to Losses arising from the same specific matter that an indemnification claim pursuant to this Article 9 may be made.

(vi) Notwithstanding anything in this Agreement to the contrary, an Indemnified Party will act in good faith and in a commercially reasonable manner to mitigate any Losses it may suffer (including by pursing available insurance), but all reasonable third party mitigation costs actually incurred (excluding time of the Indemnified Party’s employees) will be added to the Loss.

9E. Indemnification Procedures.

(i) During any applicable survival period as set forth herein, any Person may make a claim for indemnification under this Section 9E (an “Indemnified Party”) (other than a claim for Taxes which is governed by Section 9F) by notifying the indemnifying party (an “Indemnifying Party”) of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable and, if not known and quantifiable, a good faith estimate thereof) and the basis thereof; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that (and only to the extent that) the Indemnifying Party has been materially prejudiced thereby. To the extent applicable, the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnified Party’s claim for indemnification at such Indemnifying Party’s expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense; provided that, prior to the Indemnifying Party assuming control of such defense it shall first (x) verify to the Indemnified Party in writing that such Indemnifying Party shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that (without regard to any dollar limitations otherwise set forth herein) it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (y) enter into an agreement with the Indemnified Party in form and substance satisfactory to the Indemnified Party that unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; and provided, further, that:

(a) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnified Party (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnifying Party to the extent such underlying claim is indemnifiable under this Article 9, and except that the Indemnifying Party shall pay all of the fees and expenses of such separate counsel to the extent such underlying claim is indemnifiable under this Article 9 if the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party);

(b) the Indemnifying Party shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party) and shall pay the fees and expenses of counsel retained by the Indemnified Party to the extent such underlying claim is indemnifiable under this Article 9 if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnified Party’s reputation or future business prospects; (3) the claim seeks an injunction or equitable or other non-monetary relief against the Indemnified Party; (4) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; (5) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim; or (6) the Indemnified Party reasonably believes that the Loss relating to the claim would exceed the maximum amount that such Indemnified Party would then be entitled to recover under the applicable provisions of Article 9; and

(c) if the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable or non-monetary relief will be imposed against the Indemnified Party or if such settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

(ii) Notwithstanding anything herein to the contrary, any claim by an Indemnified Party for indemnification not involving a third party claim (other than a claim for Taxes which is governed by Section 9F) may be asserted by giving the Indemnifying Party written notice thereof (“Indemnification Notice”) setting forth the amount of such claim for indemnification (to the extent the amount of such claim is known and quantifiable as of such date and, if not, a good faith estimate thereof) and setting forth the nature and the basis for such claim (an “Indemnification Claim”). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of an Indemnification Notice that the Indemnifying Party disputes its liability to the Indemnified Party (a “Notice of Indemnification Dispute”), the applicable Indemnification Claim specified by the Indemnified Party in such Indemnification Notice shall be conclusively deemed an obligation of the Indemnifying Party hereunder, and the Indemnifying Party shall pay the Indemnified Party an amount equal to the amount of such Indemnification Claim on demand and in accordance with Section 9D. If a timely Notice of Indemnification Dispute is received by the Indemnified Party, then the Indemnification Claim (as may be modified by mutual agreement of Buyer and the Seller Party, or as resolved pursuant to Section 9E(ii)(b) below) shall become final and binding upon the parties on the earlier of (a) the date any and all matters specified in the Notice of Indemnification Dispute are finally resolved in writing by the Seller Party and Buyer and (b) the date any and all matters specified in the Notice of Indemnification Dispute not resolved by the Seller Party and Buyer are finally resolved pursuant to the dispute resolution provisions of Section 10L of this Agreement.

9F. Target Company Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller Party for certain matters in respect of Taxes:

(i) Notwithstanding any limitations in Section 9B, the Seller Party shall indemnify the Buyer Parties and hold each of them harmless from and against (a) any and all Taxes (or the non-payment thereof) of the Target Company for all Taxable periods or portions thereof ending on or before the Closing Date (“Pre-Closing Tax Period”), (b) any and all Taxes of any Person imposed on the Target Company as a transferee or successor, by contract, or otherwise, (c) any and all transfer taxes as described in Section 9F(vii), and (d) any and all Taxes of any Seller Party resulting from the transactions contemplated in this Agreement. The Seller Party shall reimburse the Buyer Parties for any Taxes which are the responsibility of the Seller Party pursuant to this Section 9F(i) within ten (10) business days prior to payment of such Taxes by Buyer or the Target Company.

(ii) In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the Taxes for the portion of such period ending on the Closing Date shall (a) in the case of any Taxes based on or measured by income or receipts, be deemed equal to the amount of such Taxes which would be payable if a taxable period ended on the Closing Date, as determined based on an interim closing of the books as of the close of business on the Closing Date; and (b) in the case of any other Taxes, shall be deemed to be an amount equal to the amount of such Taxes payable for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of such Straddle Period ending on the Closing Date, and the denominator of which is the number of days in the entire such Straddle Period.

(iii) All Tax sharing agreements or similar agreements (other than agreements the principal subject matter of which is not Taxes) with respect to the Target Company shall be terminated as of the Closing Date and, after the Closing Date, the Target Company shall not be bound thereby or have any liability thereunder.

(iv) The Seller Party shall prepare or cause to be prepared all Tax Returns of the Target Company for taxable periods ending on or before the Closing Date and for the payment of any Taxes due with respect to such Tax Returns. With respect to any Tax Return that is due to be filed following the date of execution of this Agreement, the Seller Party shall provide Buyer with a copy of such Tax Return for review and comment at least thirty (30) business days prior to the date on which such Tax Return is to be filed. The Seller Party have the right to extend the filing date of the Tax Return once. If Buyer disputes the manner in which such income Tax Return is prepared, Buyer shall provide written notice of such objection or dispute to the Seller Party within ten (10) business days following receipt of such Tax Return. The Seller Party shall adjust such Tax Returns in accordance with Buyer’s objection and file all Tax Returns in a manner consistent with any such comment provided by Buyer.

(v) The Target Company will prepare and file or cause to be prepared and filed all Straddle Period Tax Returns of the Target Company that are due after the Closing Date (each a “Target Company Prepared Tax Return”). Such Target Company Prepared Tax Returns shall be prepared on a basis consistent with past practices, procedures and accounting methods of the Target Company unless otherwise required by applicable Law. The Target Company shall provide the Target Company Prepared Tax Return to Buyer for review and comment at least thirty (30) business days prior to the date on which such Prepared Tax Return is to be filed. If Buyer disputes the manner in which any Target Company Prepared Tax Return is prepared or any Taxes relating thereto are or should be determined or calculated, Buyer shall provide written notice of such objection or dispute to Seller Party within ten (10) business days following receipt of such Target Company Prepared Tax Return. If any such notice is provided, Seller Party shall consider any such objection in good faith. Seller Party shall not (i) amend any Tax Return of the Target Company filed with respect to any period ending on or before the Closing Date or any Straddle Period, or (ii) make any Tax election that has retroactive effect to any such period, in each case without the prior written consent of the Buyer.

(vi) The Seller Party shall notify Buyer as soon as practicable after such Seller Party receives notice of any Tax Matter relating to any Pre-Closing Tax Period (a “Pre-Closing Tax Matter”). Buyer shall have the right, but not the obligation, to represent the interests of the Target Company before the relevant Governmental Entity with respect to any Tax Matter, whether or not such Tax Matter is a Pre-Closing Tax Matter, and shall have the right to control the defense, compromise or other resolution of any such Tax Matter. Buyer shall control any such Pre-Closing Tax Matter, at the sole expense of the Seller Party.

(vii) Seller Party shall be responsible for and shall pay when due all sales, use, transfer, stamp or similar taxes imposed with respect to the sale of the Membership Interests pursuant to this Agreement. The Seller Party shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees, and Buyer shall cooperate with respect thereto as necessary.

(viii) Buyer and Seller Party shall cooperate to cause Target Company to make a timely Code Section 754 election to adjust the tax basis of Target Company’s assets with respect to Buyer’s purchase of the Purchased Interests.

9G. Press Release and Announcements. Unless required by Law (in which case the Seller Party, the Target Company, and Buyer agrees to use reasonable efforts to consult with the each other prior to any such disclosure as to the form and content of such disclosure), after the date hereof and through and including the Final Contribution Payment, no press releases, announcements to the employees, customers or suppliers of the Target Company or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of the Seller Party, the Target Company, and Buyer, such consent not to be unreasonably withheld by any party hereto. Notwithstanding the foregoing, any current information disclosures and/or related public information filings required by the SEC pursuant to United States Securities Act of 1933 (the “Act”) are hereby expressly permitted without prior consent of the parties hereto. Prior to any such filing, the filing party shall inform the non-filing parties in writing of the contents of any filing and provide a copy thereof in advance of the filing and allow for the meaningful input of the non-filing parties.

9H. Mutual Assistance. Without limiting any other provision set forth herein, Buyer, the Buyer Licensees, the Seller Party, and the Target Company agree that they will mutually cooperate in the expeditious filing of all notice, reports and other filings with any Governmental Entity required to be submitted jointly by such Persons in connection with the execution and delivery of this Agreement and/or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

9I. General Release. The Seller Party does hereby, and each such Seller Party agrees to cause his or its Affiliates, successors and assigns and any other person or entity claiming by, through or under any of the foregoing to (and on behalf of each of them the undersigned does hereby), effective as of, and contingent upon, the Closing, unconditionally and irrevocably release, waive and forever discharge the Target Company and each of its predecessors and successors and each of its respective past, managers, directors, officers, employees, agents, assigns, stockholders, partners, insurers, subsidiaries and Affiliates from any and all claims, demands, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Closing, which, for the avoidance of doubt, includes (without limitation) any and all claims of breach and causes of action based on alleged breach and associated liabilities arising out of or relating to any commercial arrangement or agreement between the Target Company and such Seller Party and/or such Seller Party’s Affiliates entered into prior to the Closing, but excludes any of the undersigned’s rights (i) expressly set forth in this Agreement or the exhibits thereto, (ii) under any contract of insurance covering members, managers, directors, and officers of the Target Company prior to the Closing, (iii) under any arm’s length contract or commercial arrangement between the Target Company and such Seller Party for which no breach by the Target Company has occurred or is ongoing and as set forth on Schedule 9I of the Target Company Disclosure Schedule, or (iv) rights to indemnification under the Target Company’s Organizational Documents. WITHOUT LIMITING THE FOREGOING, THE SELLER PARTY (ON HIS, HER OR ITS OWN BEHALF AND ON BEHALF OF HIS, HER OR ITS AFFILIATES, SUCCESSORS AND ASSIGNS) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE STATUTE IN THE CONTEXT OF A GENERAL RELEASE, WHICH STATUTE GENERALLY PROVIDES FOR THE FOLLOWING: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM, HER OR IT MAY HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR.” THE UNDERSIGNED ACKNOWLEDGES THAT HE, SHE OR IT HAS CAREFULLY READ THE FOREGOING WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS CONTENTS. The undersigned represents and warrants that (x) there are no liens, or claims of Lien, or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein, (y) the undersigned has not transferred or otherwise alienated any such claims or causes of action, and (z) the undersigned is fully authorized and entitled to give the releases specified herein.

9J. Confidentiality. Each of Buyer, the Seller Party, and the Target Company (prior to Closing), hereby covenants and agrees not to, and to cause his or its Affiliates not to, at any time (i) retain or use for the benefit, purposes or account of such party or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside Buyer, the Target Company, the Seller Party, and their respective Subsidiaries any non-public, proprietary or confidential information, including trade secrets, “know-how”, profitability margins relative to any customers of the Target Company (the release of which would cause substantial harm to such Target Company), research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case, concerning the past, current or future business, activities and operations of Buyer, the Seller Party, the Target Company or their respective Subsidiaries, as applicable (“Confidential Information”) without the prior written authorization of the Person to which such Confidential Information relates (which authorization may be withheld in such Person’s sole and absolute discretion); provided, however, “Confidential Information” shall not be deemed to include any information that is (i) generally known to the public other than as a result of party’s breach of this section or any breach of other confidentiality obligations by third parties or (ii) required by law to be disclosed; provided that a party shall give prior written notice to Buyer of such requirement, disclose no more information than is so required, and cooperate with any attempts by Buyer to obtain a protective order or similar treatment.

9K. Remedies Exclusive. From and after the Closing, the rights of the parties to indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in Article 9 and such indemnification rights shall be the sole and exclusive remedies of the parties subsequent to the Closing with respect to any matter in any way relating to this Agreement or arising in connection herewith, except in the case of Fraud. To the maximum extent permitted by law, the parties hereby waive all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws at common law or otherwise. Except (i) in the case of Fraud and (ii) to the extent set forth in Section 8B or Article 7, no claim, action or remedy shall be brought or maintained by any party against any other party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misstatement or omission respecting an inaccuracy in or breach of any of the representations, warranties or covenants of any of the parties hereto set forth or contained in this Agreement. Notwithstanding anything the contrary in Article 9, the limitations and thresholds and other provisions set forth in this Agreement shall not apply with respect to (a) Fraud or (b) any equitable remedy, including a preliminary or permanent injunction or specific performance.

9L. Right of First Refusal. Seller Party hereby grants the Buyer, or its designee, a right of first refusal, and option to own and develop, any future indoor cultivation facility in Nevada pursuant to one of the existing Seller Party cultivation licenses, initially planned at MJ Distributing C-202, LLC’s Amargosa Valley facility or other suitable site to be mutually agreed upon by the parties.

9M. Seller Party Construction. Seller Party shall, at its own expense: (i) complete demolition to the bare walls in all applicable areas of the Facility Location; (ii) complete asbestos remediation at the Facility Location; and (iii) complete the electrical upgrade to 2,000-amp service at the Facility Location. Any debts and costs incurred prior to the date of this Agreement with respect to any construction at the Facility Location will remain solely the responsibility of Seller Party. Notwithstanding the foregoing, any capitalized costs associated with this Section 9M shall be considered Capital Contributions pursuant to the terms of Operating Agreement, and such capitalized costs shall be disclosed in Schedule 9M of the Target Company Disclosure Statement.

ARTICLE 10
MISCELLANEOUS

10A. Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that (i) any such amendment or waiver will be binding upon the Target Company (prior to the Final Contribution Payment) and the Seller Party only if such amendment or waiver is set forth in a writing executed by the Target Company (prior to the Final Contribution Payment) and the Seller Party, and (ii) any such amendment or waiver will be binding upon Buyer or the Target Company (after the Closing) only if such amendment or waiver is set forth in a writing executed by Buyer and the Target Company (after the Final Contribution Payment). No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

10B. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, or (iv) if delivered by PDF attached to an email, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission. Notices, demands and communications to the Target Company, the Seller Party, or Buyer shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

Notices to the Seller Party:

MJ Holdings, Inc.

Attn.: Terrence M. Tierney

1300 S. Jones Blvd., Suite 210

Las Vegas, NV 89146

with a copy (not constituting notice) to:

Glenn Truitt, Esq.

552 E Charleston Blvd.

Las Vegas, NV 89104

Notices to the Target Company:

Red Earth LLC

Attn.: Paris Balaouras

1300 S Jones Blvd., Suite 210

Las Vegas, NV 89146

with a copy (not constituting notice) to:

Glenn Truitt, Esq.

552 E Charleston Blvd.

Las Vegas, NV 89104

Notices to Buyer:

Element NV, LLC

Attn: Nkechi Iwomi

PO Box 3967

Dublin, Ohio 43016

with a copy (not constituting notice) to:

Gordon Bibart, LLC

Attn: Ted Bibart

450 W. Wilson Bridge Road, Suite 340

Worthington, Ohio 43085

10C. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Seller Party, or the Target Company, in each case without the prior written consent of Buyer. Buyer may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates or in connection with any disposition or transfer of all or any portion of the equity of the Target Company, in each case without the consent of any other Person; provided, however, any such assigning Person shall remain fully liable under this Agreement for such Person’s obligations and responsibilities hereunder. In addition, each of Buyer and the Target Company (after the Closing) and their respective Subsidiaries may assign any or all of its rights and remedies pursuant to this Agreement to any of their respective lenders as collateral security without the consent of any other Person.

10D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

10E. Third-Party Beneficiaries and Obligations. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Other than as set forth in Section 9B, Section 9C, Section 9F, and the final sentence of Section 10C, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement.

10F. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of Buyer, the Seller Party, and the Target Company confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

10G. Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words denoting any gender shall include all genders. Where a word is defined herein, references to the singular shall include references to the plural and vice versa. A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided. All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. Any reference to any agreement or contract referenced herein or in the Target Company Disclosure Schedule shall be a reference to such agreement or contract, as amended, modified, supplemented or waived. The captions used in this Agreement and descriptions of the Target Company Disclosure Schedule are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or description of the Target Company Disclosure Schedule had been used in this Agreement.

10H. The Target Company Disclosure Schedule. Any matter disclosed in one section of the Target Company Disclosure Schedule shall also be deemed to constitute a disclosure required by or an exception to each other representation, warranty, covenant or agreement of the Seller Party or the Target Company in the Agreement to which such matter relates, but only to the extent such matter is readily apparent, on its face, to be applicable to such other representation, warranty covenant or agreement of the Seller Party or the Target Company. The parties acknowledge and agree that any appendices or exhibits attached to the Target Company Disclosure Schedule form an integral part of the sections or subsections of the Target Company Disclosure Schedule into which they are incorporated by reference for all purposes as if fully set forth in the Target Company Disclosure Schedule, including for purposes of cross-application to other sections or subsections of the Target Company Disclosure Schedule in accordance with the immediately preceding sentence. In no event shall the listing of such agreements or other matters in the Target Company Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify the Target Company’s or any Seller Party’s representations and warranties, covenants or agreements contained in the Agreement, nor shall the inclusion of any item in the Target Company Disclosure Schedule be deemed as an admission that such item is a material fact, event, circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect.

10I. Complete Agreement. This Agreement and the Transaction Documents, together with any other agreements referred to herein or therein executed and delivered on or after the date hereof, contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, written or oral, which may have related to the subject matter hereof in any way.

10J. Counterparts. This Agreement may be executed in multiple counterparts (including by means of fax or electronically transmitted signature pages), all of which taken together shall constitute one and the same Agreement.

10K. Governing Law. The internal Law (and not the Law of conflicts) of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

10L. Dispute Resolution; Consent to Jurisdiction; Waiver of Jury Trial.

(i) In the event of any dispute or disagreement between or among any of the parties hereto following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, including, but not limited to, any Indemnification Claim that is the subject of a Notice of Indemnification Dispute, such applicable parties shall promptly meet in a good faith effort to resolve the dispute or disagreement. If such applicable parties do not resolve such dispute or disagreement within thirty (30) calendar days, each such applicable party shall be free to exercise the remedies available to it specifically provided by this Agreement.

(ii) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder (other than as provided in Section 1F(ii) and the last sentence of this Section 10L(ii)) that cannot be resolved by negotiation pursuant to Section 10L(i) above shall be settled exclusively by arbitration in Kansas City, Missouri. Any such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the “Institute”) in accordance with its then prevailing Rules for Non Administered Arbitration of Business Disputes (except as otherwise provided herein) by three independent and impartial arbitrators who shall be selected by the Seller Party and Buyer in accordance with such rules. Notwithstanding anything to the contrary provided in Section 10L hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1 et seq. The fees and expenses of the Institute and the arbitrators shall be shared equally by the Seller Party, on the one hand, and Buyer, on the other hand, and advanced by them from time to time as required; provided that, at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the reasonable fees and expenses of attorneys, accountants and other experts) to the prevailing party or parties. The arbitrators shall permit and facilitate such discovery as may be requested by any of the parties. The arbitrators shall be instructed to render their award within 30 days after the conclusion of the arbitration hearing. The arbitrators shall be expressly empowered to determine the amount of any Losses subject to indemnification hereunder in accordance with the terms and provisions of this Agreement. Notwithstanding anything to the contrary provided in this Section 10L(ii) and without prejudice to the above procedures, any party hereto at its election may apply to any court of competent jurisdiction for any non-monetary relief that may be requested by such party. The award rendered by the arbitrators shall be final and not subject to judicial review (absent manifest error), and judgment thereon may be entered in any court of competent jurisdiction.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER

Element NV, LLC

By:	/S/ Herb Washington
Name:	Herb Washington
Title:	CEO

[Signature Page to Membership Interest Purchase Agreement]

TARGET COMPANY

RED EARTH LLC

By:	/S/ Paris Balaouras
Name:	Paris Balaouras
Title:	Manager

[Signature Page to Membership Interest Purchase Agreement]

SELLER PARTY

MJ HOLDINGS, INC.

By:	/S/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	Corporate Secretary

[Signature Page to Membership Interest Purchase Agreement]

For purpose only of the joint and several liability under the representations and warranties pursuant to Article 4 of this Agreement:

TARGET COMPANY

RED EARTH, LLC

By:	/S/ Paris Balaouras
Name:	Paris Balaouras
Title:	Manager

SELLER PARTY

MJ HOLDINGS, INC.

By:	/S/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	Corporate Secretary

HDGLV

HDGLV, LLC

By:	/S/ Paris Balaouras
Name:	Red Earth, LLC by Paris Balaouras
Title:	Manager

PARIS BALAOURAS

/S/ Paris Balaouras
As holder of: Medical Marijuana Establishment Registration Certificate, Application Identifier No. C012

[Signature Page to Membership Interest Purchase Agreement]

Exhibit A

Definitions

“Action” means any claim, complaint, charge, action, suit, audit, inquiry, investigation, enforcement proceedings, mediation or other proceeding (including any civil, administration and arbitration proceeding).

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided that the term “Affiliate” when used with respect to Buyer shall include only Persons that are directly or indirectly controlled by Buyer.

“Affiliated Group” means with respect to the Target Company, any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which the Target Company or any Predecessor of the Target Company is or has been a member.

“Agreement” has the meaning set forth in the preamble.

“Approving Persons” has the meaning set forth in Section 4D.

“Asset Purchase” has the meaning set forth in the preamble.

“Basket” has the meaning set forth in Section 9B(ii).

“Business” means the business of the Target Company, including owning and operating a medical marijuana cultivation facility.

“Business Day” means any day, other than a Saturday, Sunday, or any other date in which banks located in any of Columbus, Ohio or Las Vegas, Nevada are closed for business as a result of federal, state or local holiday.

“Buyer” has the meaning set forth in the preamble.

“Buyer Fundamental Representations and Warranties” has the meaning set forth in Section 9A.

“Buyer Licensees” has the meaning set forth in Section 3C.

“Buyer Parties” means Buyer and its Affiliates (including, after the Closing, the Target Company and its respective Subsidiaries, but excluding the Seller Party and its Affiliates) and their respective stockholders, officers, directors, employees, agents, partners, members, managers, successors and assigns.

“Cash” means, as of any applicable time of determination, an amount equal to the sum of all cash and cash equivalents (net of any bank overdrafts and net of any restricted cash balances) of the Company, as determined in accordance with GAAP, including amounts necessary to cover any outstanding but uncleared checks, transfers or drafts of Company.

“Cash Reserved at Signing” means an amount of Cash of the Target Company as of the date hereof less the amount of Cash necessary to cover any outstanding but un-cleared checks, transfers or drafts of such Target Company.

“City” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in Section 1B.

“Closing Date” has the meaning set forth in Section 1B.

“Closing Payment” has the meaning set forth in Section 1C.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code Section 409A” has the meaning set forth in Section 4M(vi).

“Compensation Arrangement” shall mean any plan or compensation arrangement other than an Employee Benefit Plan, whether written or unwritten, which provides to employees or former employees any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

“Confidential Information” has the meaning set forth in Section 9N.

“Consolidated Financials” means the books and financial records of MJ Holdings, Inc., which shall also include the financial statements of Red Earth, LLC and any and all other subsidiaries of MJ Holdings, Inc.

“Contract” means, with respect to any Person, any legally binding written, oral, implied, or other agreement, contract, instrument, note, mortgage, bond, loan, indenture, guaranty, option, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, sale or purchase order, work order, insurance policy, lease, license, commitment, covenant, assurance, indemnity, or undertaking, understanding, or arrangement of any kind or nature to which such Person is a party, by which it or its assets are bound or subject and under which it has or may reasonably be expected to have any current or future liability.

“Corporate Matter” means any act or omission occurring, or any fact or circumstance existing, before the Closing Date, including relating to the execution, delivery and performance of this Agreement, that entitles any officer, member, manager, director, agent or other person to indemnification pursuant to the Organizational Documents or other corporate authorization of a Target Company in effect on or before the Closing Date with respect to any act or omission before the Closing Date.

“Early Contribution Payment” has the meaning set forth in Section 1C.

“Effective Time” means 11:59 p.m. (Las Vegas, Nevada, time) on: (i) the Closing Date; and the day immediately prior to any Post-Closing Contribution.

“Employee Benefit Plans” means and “employee benefit plan” (as such term is defined under Section 3(3) of ERISA, and each employee bonus, incentive compensation, commission, deferred compensation, retirement, severance, retention, change-in-control, sick leave, health, welfare, fringe benefit, profit sharing, vacation or paid-time-off, stock purchase, stock option, equity incentive or other employee benefit plan, program, agreement or arrangement, maintained, sponsored, or contributed to by a Target Company, or with respect to which a Target Company has any liability or potential liability.

“Encumbrance” means any Lien (other than restrictions on transfer under the Securities Act and applicable state securities Laws).

“Environmental Requirements” means all federal, state, and local statutes, codes, regulations, rules, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, each as amended and as now or previously in effect, pertaining to pollution, the protection of human health or safety, natural resources, or the environment and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or release of or exposure to Hazardous Substances, including the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601-9675), the Toxic Substance Control Act (15 U.S.C. §§ 2601-2671), the Hazardous Material Transportation Act (49 U.S.C. §§ 1801-1813), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1387), the Clean Air Act (42 U.S.C. §§ 7401-7642), the Safe Drinking Water Act (42 U.S.C. §§ 300(f)-300(j)-26), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any similar state or local law, all as supplemented or amended or as implemented through statutes or regulations as of the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Facility Location” has the meaning set forth in the preamble.

“FLSA Matters” means any Action or Losses in respect of claims by employees or independent contractors of Company under or relating to violations of the Fair Labor Standards Act, as amended from time to time, or any similarly applicable state Law or any federal, state or local Law related to wage and hour, payroll practices, paid time off, leaves of absence or applicable labor practices of a Target Company.

“Final Contribution Payment” has the meaning set forth in Section 1C.

“Final Order” means a final judgment, order or decree of any court of competent jurisdiction which may be filed, entered or issued, or a final arbitration award.

“Fraud” means common law fraud.

“Fundamental Representations and Warranties” has the meaning set forth in Section 9A.

“GAAP” means United States generally accepted accounting principles applied on a basis consistent with the accounting principles and policies of a Target Company.

“Governmental Entity” means any government, governmental agency, department, bureau, office, commission, authority or instrumentality, or court of competent jurisdiction, whether international, foreign, provincial, domestic, federal, state or local.

“Hazardous Substance” means any hazardous, toxic, radioactive or infectious substance, material, waste, pollutant or contaminant as defined, listed, regulated, or for which liability or standards of conduct may be imposed under any Environmental Requirements, and specifically includes asbestos, petroleum (or its byproducts), noise, odor, or mold.

“Indebtedness” means, with respect to a Target Company at any applicable time of determination, without duplication, (i) all obligations and amounts due of such Target Company with respect to borrowed money, (ii) notes payable, (iii) the principal amount of capital leases, long-term vendor financing, interest rate protection agreements and any prepayment penalties, premiums or make-whole amounts, (iv) transaction fees, (v) deferred compensation arrangements, severance, pension plans, accrued bonuses and any change of control payments resulting from the consummation of the Transaction (expressly excluding any severance obligations that are due and payable upon termination of any Company employees following the Closing) or the discharge of any obligation described above and all costs and expenses of any lender to such Target Company prior to the Closing payable in connection with the foregoing (other than the costs and expenses of any lender attributed to such Target Company after the Closing with respect to the financing arrangements of Buyer), (vi) all liabilities classified as non-current liabilities in accordance with GAAP as of the date of determination of such Indebtedness (other than “deferred revenue” incurred in the ordinary course of business consistent with past practice), (vii) accrued or deferred Tax liabilities, and (viii) intercompany payables to the Target Company, the Seller Party, or their respective Affiliates, and (ix) all accrued interest, prepayment premiums, fees, penalties, expenses, Taxes, or other amounts payable in respect of any of the foregoing. Notwithstanding the foregoing, Indebtedness shall exclude any amounts owing from the Target Company to the Buyer under the Master Services Agreement.

“Indemnification Cap” has the meaning set forth in Section 9B.

“Indemnification Claim” has the meaning set forth in Section 9E(ii).

“Indemnification Notice” has the meaning set forth in Section 9E(ii).

“Indemnified Party” has the meaning set forth in Section 9E(i).

“Indemnifying Party” has the meaning set forth in Section 9B(i).

“Initial Contribution Payment” has the meaning set forth in Section 1C.

“Institute” has the meaning set forth in Section 10L(ii).

“Insurance Policies” has the meaning set forth in Section 4N.

“Intellectual Property Rights” means any and all intellectual and industrial proprietary rights and rights in confidential information of every kind and description anywhere in the world, including (i) patents and patent applications, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) trademarks (including those arising under common law), service marks, trade dress, trade names, logos, slogans, corporate names and other indicia of source, and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works, and registrations and applications for registration thereof, (iv) Software, (v) internet domain names, websites, universal resource locators and other names and locators associated with the internet, (vi) trade secrets and other confidential information (including ideas, formulae, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice)), know how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, non-public data and databases, financial and marketing plans and customer and supplier lists and information (vii) moral and economic rights of authors and inventors, however denominated, and (viii) all other intellectual property.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“knowledge” means, when referring to the “knowledge of a Target Company” or any similar phrase or qualification based on knowledge of the target Company, the actual or constructive knowledge of the Seller Party and the knowledge such Person should have had after due inquiry, which shall include the examination of all relevant documents and due inquiries of the Seller Party and the Target Company’s respective members, managers, directors, and officers and each of their respective other management employees (including general managers), lawyers, accountants and agents who would likely have knowledge of the relevant facts or circumstances.

“Latest Annual Balance Sheet” means with respect to the Target Company, the reviewed consolidated balance sheet of the Target Company as of December 31, 2018.

“Latest Balance Sheet” has the meaning set forth in Section 4E(i).

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, order, requirement or rule of law.

“License Interests” has the meaning set forth in the Preamble.

“Lien” means all mortgages, security interests, charges, easements, rights, options, claims, restrictions, encumbrances, or other liens of any kind.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real or immovable property that is used in a Target Company’s business.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which a Target Company holds any Leased Real Property.

“License” means the license held by the Target Company with respect to the ownership and operation of the recreational marijuana cultivation located at the Facility Location.

“Litigation Matter” means any Action against any Target Company pending or threatened in writing against such Target Company prior to the Effective Time.

“Losses” means, with respect to any person at the time of determination, any and all payments, recoveries, fines, penalties, interest, assessments, judgments, settlements, demands, claims, damages, liabilities, actual and reasonable costs and expenses suffered or incurred by the indemnified party, including reasonable attorney fees and reasonable documented expenses for investigation and defense.

“Material Adverse Effect” means, with respect to the Target Company, any change or effect that, when taken individually or together with all other adverse changes or effects (whether or not constituting a breach of a representation, warranty, or covenant set forth in this Agreement), is or would reasonably be expected to (a) materially delay or prevent the Target Company from consummating any of the transactions contemplated by this Agreement or has a material adverse effect on the ability of the Target Company to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or to consummate any of the transactions contemplated hereby or thereby or (b) have a material adverse effect on the assets, liabilities, properties, operations, business, results of operations, condition (financial or otherwise), profitability, or operations of the Target Company or the Business; provided, that any event, change or occurrence resulting from (i) general economic or industry-wide conditions that do not materially and disproportionately affect the Target Company relative to other participants in the industry or industry sectors in which the Target Company operates, (ii) national or international political conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment of personnel of the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not materially and disproportionately affect the Target Company relative to other participants in the industry or industry sectors in which the Target Company operates, (iv) changes in GAAP or other applicable accounting standards, (v) changes in Laws that do not materially and disproportionately affect the Target Company relative to other participants in the industry or industry sectors in which the Target Company operates, (vi) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, or (vii) the public announcement of the Transaction or any of the transactions contemplated hereby (other than any such announcement arising out of a breach of this Agreement by the Target Company, the Seller Party, or any agent or representative thereof), shall not constitute a “Material Adverse Effect.”

“Membership Interests” has the meaning set forth in the Preamble.

“Non-Competition and Related Covenants” has the meaning set forth in Section 7D.

“Notice of Indemnification Dispute” has the meaning set forth in Section 9E(ii).

“Organizational Documents” means (i) the articles of incorporation and the bylaws, (ii) articles of formation or organization and limited liability company operation agreements, (iii) any other agreements, documents, or instruments relating to the organization, management, or operation of any Person that is an entity or relating to the rights, duties, and obligations of the equity holders of any such Person, including any equity holders’ agreements, voting agreements, voting trusts, joint venture agreements, registration rights agreements, or similar agreements, and (iv) any documents comparable to those described in clauses (i), (ii), or (iii) as may be applicable pursuant to any applicable Law.

“Operating Agreement” has the meaning set forth in Section 1D(i)(e).

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements, servitudes and other interests and rights appurtenant thereto, owned by a Target Company and used in the business of such Target Company, in each case as set forth on Schedule B(i) of the Target Company Disclosure Schedules.

“Permitted Liens” means (i) Liens for taxes not yet due and payable or for taxes being contested in good faith through appropriate proceedings; (ii) purchase money Liens and Liens securing rental payments; (iii) Real Estate Liens; and (iv) other Liens incurred in ordinary course of business consistent with past practice that do not materially impact the value of the asset secured by such Lien.

“Permitted Execution Fund Liens” means with regard to the Execution Fund any Liens on tangible assets contributed by Buyer to the Target Company to be credited as a capital contribution in satisfaction of the Purchase Price whereby, at Buyer’s election with written notice to the Target Company, the purchase price of the tangible asset contributed by Buyer to the Target Company will cause the corresponding amount to be withdrawn from the Execution Fund and returned to Buyer.

“Permitted Equity Liens” means with respect to any equity securities at issue, (i) the provisions of the Organizational Documents of such entity to which the equity securities at issue relate, and (ii) the restrictions on the sale, transfer, pledge, or other disposition of securities provided in the Securities Act and any state or “blue sky” securities laws, in each case none of which would materially affect, hinder, or delay the Transaction.

“Person” shall be construed broadly and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof), or any other juridical entity.

“Per Unit Price” has the meaning set forth in Section 1C(iii).

“Plan” has the meaning set forth in Section 4M(vi).

“Post-Closing Contribution” has the meaning set forth in Section 2B.

“Pre-Closing Tax Matter” has the meaning set forth in Section 9F(vi).

“Pre-Closing Tax Period” has the meaning set forth in Section 9F(i).

“Purchase Price” has the meaning set forth in Section 1C(iii).

“Purchased Interests” has the meaning set forth in the Preamble.

“Real Estate Liens” means: (i) easements, covenants, rights-of-way and other similar restrictions of record; (ii) zoning, building and other similar restrictions; (iii) Liens that have been placed by any developer, landlord or other third party on property over which a Target Company has easement rights or on any leased property and subordination or similar agreements relating thereto; and (iv) unrecorded easements, covenants, rights-of-way and other similar restrictions; provided, no amounts are due or payable in respect of any of the foregoing.

“Restricted Party” has the meaning set forth in Section 7A.

“Restrictive Period” has the meaning set forth in Section 7A.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Seller Indemnification Amounts” has the meaning set forth in Section 9D(i).

“Seller Indemnification Payment Date” has the meaning set forth in Section 9D(i).

“Seller Fundamental Representations and Warranties” has the meaning set forth in Section 9A(ii).

“Seller Party” has the meaning set forth in the Preamble.

“Software” means, in any form or format, any and all (i) computer programs, libraries and middleware, including applications, assemblers, applets, compilers, development tools, design tools, diagnostics, utilities, user interfaces and any and all software implementations of algorithms, models and methodologies, whether in source, interpreted code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all programmer and user documentation, including user manuals and training materials, related to any of the foregoing.

“Straddle Period” has the meaning set forth in Section 9F(ii).

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the manager, managing director, or general partner of such partnership, association or other business entity.

“SUP” has the meaning set forth in the Preamble.

“SUP Issue Date” has the meaning set forth in the Preamble.

“Target Company” has the meaning set forth in the Preamble.

“Target Company Prepared Tax Return” has the meaning set forth in Section 9F(v).

“Target Company Disclosure Schedule” means the Target Company Disclosure Schedule delivered by the Target Company to Buyer on the date hereof.

“Target Company Intellectual Property Rights” has the meaning set forth in Section 4J(ii).

“Target Company Major Contracts” has the meaning set forth in Section 4I(i).

“Target Company Transaction” has the meaning set forth in Section 3F.

“Tax” or “Taxes” means (A) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, unclaimed property, abandoned property, escheat, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing; (B) liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person, or as a transferee or successor, by contract, or otherwise.

“Tax Matter” means any inquiry, assessment, Action or other similar event relating to the Taxes.

“Tax Return” means any Tax return, declaration, report, claim for refund, or information return or statement filed or required to be filed by Company.

“Total Cap” has the meaning set forth in Section 9B(iii).

“Transaction” has the meaning set forth in Section 1B.

“Transaction Documents” means this Agreement and each of the agreements and instruments delivered in connection with the foregoing agreements.

*          *          *

Exhibit B

Operating Agreement

DRAFT FOR DISCUSSION PURPOSES ONLY

SUBJECT TO CONTINUING DUE DILIGENCE OF ELEMENT NV, LLC IN ALL RESPECTS

RED EARTH LLC

A Nevada Limited Liability Company

AMENDED AND RESTATED OPERATING AGREEMENT

Dated as of August 22, 2019

THE UNITS REFERENCED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

i

ii

AMENDED AND RESTATED OPERATING AGREEMENT

OF

RED EARTH LLC

This Amended and Restated Operating Agreement (this “Agreement”) is made and entered into as of August __, 2019, by and among Red Earth, LLC, a Nevada limited liability company (the “Company”), the Persons listed on Schedule A, attached hereto, and made a part hereof (each a “Current Member” and, collectively, the “Current Members”) and each other person who becomes a member of the Company in accordance with the terms of this Agreement after the date hereof.

WHEREAS, Red Earth, LLC (the “Company”) was organized on October 17, 2016 (the “Commencement Date”) by causing Articles of Organization (the “Articles”) conforming to the requirements of the Nevada Limited Liability Company Act (the “Act”) to be filed in the Office of the Secretary of State for the State of Nevada.

WHEREAS, the Company is the owner of a certain Medical Marijuana Establishment Registration Certificate, Application Identifier No. C012 (the “License”) under Nevada Revised Statutes 453A, et. seq. (“NRS 453A”) and Nevada Revised Statutes 453D, et. seq (“NRS 453D”) and the corresponding statutory amendments and administrative regulations under the Nevada Administrative Code (sometimes collectively referred to hereinafter as the “Nevada Commercial Cannabis Laws”) at the primary cultivation location at 2310 Western Avenue Highland Drive, Las Vegas, Nevada, 89102 (the “Facility Location”).

WHEREAS, the Company’s assets include the License and the Company’s wholly owned subsidiary, HDGLV, LLC (“HDGLV”), which has made the tenant improvements at the Facility Location pursuant to HDGLV’s lease agreement of the Facility Location (collectively, the “Assets”).

WHEREAS, the Company’s sole member prior to the date hereof was MJ Holdings, Inc. (“MJH” or the “Initial Member”).

WHEREAS, prior to the date hereof, the Company has been operating pursuant to a single-member, Limited Liability Company Operating Agreement, as amended prior to the date hereof (the “Prior Agreement”).

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement (the “MIPA”), attached hereto as Exhibit A, entered into by the Company, MJH and Element NV, LLC, an Ohio limited liability company (“ENV”) on August __, 2019, ENV purchased a 49% interest in the Company and the License from MJH, and this Agreement is being entered into for the purposes of admitting ENV as an additional Member of the Company and setting forth the respective rights, obligations, and duties of the Members regarding the Company and its business, management, and operations from this date forward.

WHEREAS, the amendment and restatement of the Prior Agreement by the adoption of this Agreement has been approved, as required by the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Members hereby agree as follows:

ARTICLE 1
THE COMPANY

1.1 Formation. The Company is a Nevada limited liability company formed pursuant to the provisions of the Act. The Members are entering into this Agreement for the purposes of continuing the Company as a limited liability company under the laws of the State of Nevada and of setting forth the rights and obligations of the Members of the Company. (As used herein, the term “Member” shall refer to each of the Current Members and to each person hereafter admitted to the Company as a member, as provided in this Agreement.) This Agreement replaces and supersedes the Prior Agreement effective as of the date hereof. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise provided in this Agreement.

1.2 Company Name. The name of the Company is “Red Earth, LLC”. The business of the Company shall be conducted under such name or such other names as the Board of Managers may from time to time determine.

1.3 Purposes. The purpose of the Company is to engage in any lawful act, activity or business for which a limited liability company may be formed under the Act. The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company.

1.4 Principal Place of Business. The principal place of business of the Company shall be located at 2315 Highland Drive, Las Vegas, Nevada, 89102, or at such other location as the Board of Managers may from time to time determine. The Company shall maintain, at its principal office, all records pertaining to the Company as required by the Act.

1.5 Term. The term of the Company commenced on the Commencement Date and shall continue until the Company is dissolved or otherwise terminated in accordance with the provisions of this Agreement or the laws of the State of Nevada.

1.6 Filings; Statutory Agent for Service of Process.

(a) The Articles have been filed in the office of the Secretary of State of the State of Nevada in accordance with the provisions of the Act. The Board of Managers and the Members shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Nevada.

(b) The Board of Managers and the Members shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any states or jurisdictions other than Nevada in which the Company conducts business.

(c) The Company’s agent for service of process on the Company in Nevada shall be such Person as the Board of Managers may designate from time to time.

(d) Upon the dissolution of the Company, the Board of Managers or Members (as applicable) shall promptly execute and cause to be filed a certificate of dissolution in accordance with the Act and the law of any other states or jurisdictions in which the Company has qualified to conduct business.

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1.7 Classification. The Members intend that the Company be classified as a partnership for federal, state and local income and franchise tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) for any other purpose.

1.8 Merger. Subject to the provisions of this Agreement, the Company may merge with, or consolidate into, another limited liability company (organized under the laws of the State of Nevada or any other state), a corporation (organized under the laws of the State of Nevada or any other state) or other business entity, regardless of whether the Company is the survivor of such merger or consolidation.

1.9 Defined Terms. Unless the context otherwise requires or unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in Appendix B to this Agreement.

ARTICLE 2
UNITS

2.1 Units.

(a) A Member’s interest in the Company, including any and all benefits to which the Member may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, shall be represented by one or more Units (“Units”). The Company shall have two classes of Units as of the date hereof, consisting of Class A Units (“Class A Units”) held by MJH and Class B Units (“Class B Units”) held by ENV.

(b) The holders of Class A Units and Class B Units who are entitled to vote on any matter are entitled to one vote for each Class A Unit and Class B Unit held by them.

(c) Class A Units shall have all the rights, restrictions and preferences of the Class A Units set forth herein.

(d) Class B Units shall have all the rights, restrictions and preferences of the Class B Units set forth herein.

(e) The Current Members have made and have agreed to make the Capital Contributions described in Article 3, and, as of the date hereof, said Current Members have been issued and are the owners of the respective numbers and class of Units set forth opposite their names on Schedule A.

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2.2 Issuance of New Units; Additional Members.

(a) Subject to the other provisions of this Agreement, the Company, with the consent of the Board of Managers, shall have the authority to issue Units in addition to those issued as of the date hereof (including, without limitation, Units that are subject to vesting or other substantial risks of forfeiture) (“New Units”) and to fix and determine the relative rights, preferences, powers, privileges and restrictions of such New Units, if applicable, without any further action on the part of any party; provided, however, that any New Units shall be subordinate to the Class A Units and Class B Units. The Board of Managers shall have the authority to determine the Capital Contribution, if any, required to be made for newly issued Units. If the Board of Managers determines that it is in the best interest of the Company to issue New Units, the Company shall give written notice (the “New Units Notice”) of such determination to all of the Members. The New Units Notice shall describe the New Units to be issued, the Capital Contributions to be made in exchange therefor and the manner in which payments for said New Units is to be made. Each Member shall have a preemptive right to purchase up to such Member’s Pro Rata Portion of the offered New Units (said “Pro Rata Portion” to be determined by dividing the number of Units then owned by such Member by the total Units then owned by all Members). A Member who desires to participate in the purchase of New Units shall have a period of ten days following the date of the New Units Notice to give the Company written notice of the number of New Units such Member elects to purchase, which notice shall be accompanied by payment or evidence of payment therefor in the manner prescribed in the New Units Notice. If the Members do not elect to purchase all of the offered New Units, the Company may sell all or part of the remaining New Units to such Persons as the Board of Managers may approve on the terms provided in the New Units Notice.

(b) The Board of Managers shall promptly amend Schedule A from time to time to reflect the admission or withdrawal of Members; a change in a Member’s address; the sale, grant, issuance or redemption of Units; or the receipt of additional Capital Contributions. Any such amendment shall be effective as of the date of the event necessitating such amendment.

(c) Subject to the terms of this Agreement, any Person may become a Member of the Company (an “Additional Member”) by the purchase of Units for such Capital Contribution as the Board of Managers shall determine in accordance with the terms of this Agreement; provided that the Additional Member shall (i) agree to be bound by the provisions of this Agreement; (ii) execute and deliver such documents as the Board of Managers deems appropriate in connection therewith; and (iii) contribute to the Company the agreed-upon Capital Contribution in exchange for the Units. Each Additional Member shall have all the rights and obligations of a Member holding the Units purchased by such Additional Member. The admission of Additional Members shall not be a cause for dissolution of the Company. Upon the admission of any Additional Members, Schedule A shall be appropriately amended.

2.3 Certificates. The Company may, in the discretion of the Board of Managers, but need not, issue certificates evidencing the Units. The contents of such certificate, if any, shall be determined by the Board of Managers; provided that any such certificates shall contain the following legends (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, TRANSFER OR ASSIGNMENT OF THESE SECURITIES IS SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF OR ITS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

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ARTICLE 3
CAPITAL CONTRIBUTIONS; REPRESENTATIONS; INDEMNITIES

3.1 Capital Contributions.

(a) MJH will be treated as having made a Capital Contribution to the Company as of the date hereof in the form of a 51% undivided interest in the Assets with an agreed upon value of $459,000. In exchange for the Capital Contribution made by MJH, the Company has issued to MJH 51,000 Class A Units as of the date hereof as shown in Schedule A.

(b) ENV will be treated as having made a Capital Contribution to the Company as of the date hereof in the form of a 49% undivided interest in the Assets with an agreed value of $441,000. Also concurrently with the execution and delivery of this Agreement by ENV, ENV has made a Capital Contribution to the Company of cash in the amount of $3,599,000 (the “Initial ENV Cash Contribution”). In addition, ENV shall make a Capital Contribution to the Company of additional cash in the amount of $1,000,000 (the “Final ENV Cash Contribution”), which Final ENV Cash Contribution shall be made no sooner than ninety (90) days, and no later than one hundred and eighty (180) days, after the date hereof. The Initial ENV Cash Contribution has been made, and the Final ENV Cash Contribution shall be made, by wire in immediately available funds to an account designated by ENV under the mutual management of ENV and MJH for the exclusive use for the capital and operating expenditures of the Company at the Facility Location (the “Execution Fund”) and subject to any Permitted Execution Fund Liens. In exchange for the Capital Contributions which ENV has made and has agreed to make, the Company has issued to ENV 49,000 Class B Units as of the date hereof as shown in Schedule A.

(c) Schedule A attached hereto sets forth each Member’s name, address, Capital Contribution and number and class of Units held.

(d) No Member shall be required to make any additional Capital Contributions.

3.2 Other Matters.

(a) Except as otherwise provided in this Agreement, no Member may (i) demand or receive a return of the Member’s Capital Contribution or any other distribution from the Company, (ii) cause a partition of the Company’s assets, or (iii) withdraw from the Company. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

(b) No Member, in his, her, or its capacity as a Member, shall receive any interest, salary or draw with respect to his, her, or its Capital Contribution or Capital Account.

(c) No Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company, except as otherwise provided in the Act.

(d) No Member, in his, her, or its capacity as a Member, shall be required to lend any funds to the Company. Any Member may, with the approval of the Board of Managers, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

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3.3 Representations of each Member. Each Member represents and warrants to the Company as follows:

(a) Organization and Good Standing. If the Member is not a natural person, the Member (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own its assets and to carry on its business as now conducted.

(b) Authority; Execution; Enforceability. The Member has all requisite capacity, power and authority to (i) execute and deliver this Agreement and all other agreements and instruments contemplated hereby, (ii) perform his, her, or its obligations hereunder and thereunder, and (iii) consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby, the performance of his, her, or its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Member, and no other action on the part of the Member is necessary for the execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby by the Member or the consummation of the transactions contemplated hereby and thereby. Assuming the due authorization, execution and delivery of this Agreement and all other agreements and instruments contemplated hereby by the Company, this Agreement and all other agreements and instruments contemplated hereby constitute, or when executed and delivered will constitute, valid and binding obligations of the Member, enforceable against the Member in accordance with their respective terms, subject to (iv) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (v) general principles of equity.

(c) Consents and Approvals. No notices, reports, registrations or other filings are required to be made by the Member with, nor are any consents, approvals or authorizations required to be obtained by the Member from, any governmental authority or any other Person under any contract, agreement or other obligation to which the Member is party or by which his, her, or its assets are bound, in connection with the valid execution, delivery or performance of this Agreement and all other agreements and instruments contemplated hereby by the Member or the consummation by the Member of the transactions contemplated by this Agreement and all other agreements and instruments contemplated hereby, in each case except for such notices, reports, registrations and other filings the failure of which to make or obtain, individually or in the aggregate, are not material to the Member’s ability to perform his, her, or its obligations hereunder and would not prohibit or restrict or delay the performance by the Member of his, her, or its obligations hereunder and thereunder.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Member do not, and the consummation of the transactions contemplated hereby by the Member will not, violate, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time, or both) under: (i) if the Member is not a natural person, any provision of the organizational documents (or similar governing documents) of the Member, or (ii) any agreement, instrument, permit, franchise, license, judgment or order applicable to the Member, other than such conflicts, breaches or defaults that, individually or in the aggregate, are not material to the Member’s ability to perform his, her, or its obligations hereunder and thereunder and would not prohibit or restrict or delay the performance by the Member of his, her, or its obligations hereunder and thereunder.

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(e) Restricted Securities. The Member is acquiring the Units for his, her, or its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in any manner that would be in violation of the Securities Act and with no present intention of distributing or reselling, or granting any participation in, any part thereof. The Member has not, directly or indirectly, offered any Units to anyone or solicited any offer to buy any Units from anyone, so as to bring the offer and sale of any Units within the registration requirements of the Securities Act and does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Units. The Member will not sell, convey, transfer or offer for sale any of the Units except as provided in this Agreement and upon compliance with the Securities Act and any applicable state securities or “blue sky” laws or pursuant to any exemption therefrom. The Member understands that (i) the Units will not be registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Units may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities laws or such sale or other disposition is exempt from registration thereunder. The Member further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Member’s control, and which the Company is under no obligation and may not be able to satisfy. The Member understands that no public market now exists for the Units, and that the Company has made no assurances that a public market will ever exist for the Units.

(f) Accredited Investor. The Member is an “accredited investor” (as defined in Rule 501(a) under the Securities Act). The Member has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her, or its investment in the Units and is capable of bearing the economic risks of such investment for an indefinite period of time. The Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as the Member has requested.

(g) No Inducement or Reliance; Independent Assessment.

(i) The Member has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company or any of its affiliates or subsidiaries, or any of their respective officers, directors, employees, equity holders, partners, members, associates, attorneys, agents or representatives (collectively, the “Company Parties”) that are not set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally. The Member represents and warrants that no Company Party has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company Parties or the transactions contemplated by this Agreement except for the representations and warranties of the Company set forth in this Agreement, and none of the Company Parties will have or be subject to any liability to the Member or any other Person resulting from the distribution to the Member or his, her, or its affiliates or representatives, or the use by the Member or his, her, or its affiliates or representatives, of any information, including publications or financial information provided to the Member or his, her, or its affiliates or representatives, or any other document or information in any form provided to the Member or his, her, or its affiliates or representatives in connection with the transactions contemplated by this Agreement. The Member acknowledges that he, she, or it has conducted, to his, her, or its satisfaction, an independent investigation of the Company and, in making the determination to proceed with the transactions contemplated by this Agreement, the Member has relied on the results of such independent investigation and the representations, warranties, covenants and agreements of the Company set forth herein.

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(ii) The Member acknowledges that none of the Company Parties makes, will make or has made any representation or warranty, express or implied, as to the prospects of the Company or any of its subsidiaries or their profitability, or with respect to any forecasts, projections or business plans made available to the Member or his, her, or its affiliates or representatives in connection with the Member’s review of the Company.

3.4 Indemnification. Each Member, severally and not jointly, will indemnify and hold harmless the Company and each other Member and their Affiliates and their respective stockholders, members, partners, officers, directors, managers, employees, agents, successors and permitted assigns against and in respect of any liability, cost, damage, deficiency, penalty, interest, expense, fine, fee, diminution in value, lost profits, or obligations, and court costs and reasonable attorneys’ fees and expenses, whether or not arising out of a third party claim (“Damages”), against or affecting such Person based upon, arising out of or otherwise in respect of any breach of or inaccuracy in any representation or warranty set forth in Section 3.3.

ARTICLE 4
CAPITAL ACCOUNTS AND ALLOCATIONS

4.1 Capital Accounts. A capital account (“Capital Account”) representing each Member’s interest in the capital of the Company shall be established for each Member on the books of the Company, reflecting the amount of cash or the initial Gross Asset Value of the property contributed to the Company. Each Member’s Capital Account shall be maintained in accordance with Section 1.5 of Appendix A.

4.2 Profits, Losses and Tax Items. The Profits and Losses, items of income, gain, credit, loss and deduction, and any tax items of the Company are to be allocated among the Members as set forth in Appendix A to this Agreement.

ARTICLE 5
DISTRIBUTIONS TO MEMBERS

5.1 Distributions. Except as otherwise provided in Article 10 of this Agreement with respect to distributions upon liquidation of the Company, distributions shall be made by the Company in the amounts and at the times determined by the Board of Managers to all Members in the following order and priority:

(a) First, until such time as the Unpaid Preferred Return of all Class B Members has been reduced to zero, amounts determined by the Board of Managers to be available for distribution shall be distributed: (i) Seventy Percent (70%) to the Class B Members in proportion to their respective Unpaid Preferred Return, and (ii) Thirty Percent (30%) to the other Members of the Company in proportion to their respective Percentage Interests;

(b) Second, until such time as the Unreturned Capital Contributions of all Class B Members have been reduced to zero, amounts determined by the Board of Managers to be available for distribution shall be distributed: (i) Seventy Percent (70%) to the Class B Members in proportion to their respective Unreturned Capital Contributions, and (ii) Thirty Percent (30%) to the other Members of the Company in proportion to their respective Percentage Interests;

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(c) Third, after all Unpaid Preferred Return of all Class B Members and all Unreturned Capital Contributions of all Class B Members has been distributed per (a) and (b) hereinabove then amounts determined by the Board of Managers to be available for distribution shall be distributed: (i) Seventy Percent (70%) to the Class A Members in proportion to their respective Unreturned Class A Capital Contributions, and (ii) Thirty Percent (30%) to the other Members of the Company in proportion to their respective Percentage Interests;

(d) Thereafter, pro rata to each Member in proportion to their respective Percentage Interests.

5.2 Tax Distributions. Although the Company will not be obligated to make distributions to the Members specifically for the purpose of providing funds for the payment of federal, state and local taxes, if any, which may be payable by them with respect their allocated shares of Company Profits, the Board of Managers shall, in making decisions concerning when and if the Company has funds available for distributions to the Members, take into account the fact that some or all of the Members may have such tax payment obligations with respect to their allocated shares of Company Profits.

5.3 Treatment of Taxes Withheld. All amounts withheld or paid by the Company pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to a Member, or any such amount that is paid by the Company solely by reason of the holding of Units by any Member, shall be treated as an advance from the Company to the Member with respect to whom such tax is required to be withheld. The Company has the right to apply any amounts otherwise distributable to a Member, or otherwise payable by the Company to such Member under any other provision of this Agreement, to the payment of the outstanding balance of such Member’s advances described in the immediately preceding sentence. The obligation of a Member to pay the outstanding balance of such Member’s advances under this Section 5.3 shall continue after such Member transfers its Units in the Company and after a Withdrawal by such Member. Each Member shall furnish the Company with any information, representations or forms as shall reasonably be requested by the Company to assist it in determining the extent of, or in fulfilling, any withholding obligations it may have.

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ARTICLE 6
MANAGEMENT AND CONTROL

6.1 Management. Except as otherwise provided herein, the business and affairs of the Company shall be managed by a board of managers (the “Board of Managers”), and, except as otherwise provided herein, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Board of Managers, who shall act as the managers of the Company subject to and in accordance with the terms of this Agreement. Subject to the limitations imposed by the Act and except as otherwise provided by this Agreement, the Board of Managers, in its full and exclusive discretion, shall manage and control, have authority to obligate and bind, and make all decisions affecting the business and assets of the Company in accordance with this Agreement. Each member of the Board of Managers (each, a “Manager”) shall participate in the direction, management and control of the business of the Company, as a member of the Board of Managers, to the best of such Manager’s ability. The Board of Managers shall in all cases act as a group through actions in meetings or written consents of the Board of Managers; Managers shall have no authority to act individually. The Board of Managers may adopt such rules and procedures for the management of the Company not inconsistent with this Agreement or the Act. Any power not otherwise delegated pursuant to this Agreement or by the Board of Managers in accordance with the terms of this Agreement shall remain with the Board of Managers.

6.2 Number of Managers. The Board of Managers shall consist of five individuals, three of whom shall be designated by MJH, so long as MJH holds a majority of Units in the Company, and two of whom shall be designated by ENV, so long as ENV holds Units in the Company. Managers need not be residents of the State of Nevada or Members of the Company. (The Managers serving as of the date hereof are identified on Schedule A hereto.)

6.3 Resignation and Removal; Vacancy. A Manager may resign at any time by delivering written notice of resignation to the Board of Managers or to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Members may remove one or more Managers with or without cause at any time; provided that a Member shall only be entitled to remove a Manager that he, she, or it is entitled to designate pursuant to Section 6.2. A Manager shall serve on the Board of Managers until such Manager resigns or is removed in accordance with this Section 6.3. If a vacancy occurs on the Board of Managers, the Member entitled to designate the Manager who vacated such position shall designate a new Manager.

6.4 Meetings of Managers.

(a) Regular meetings of the Board of Managers shall be held at such times, mutually convenient places and dates as determined by the Board of Managers. The officers and other executives of the Company may attend meetings of the Board of Managers with the prior consent of the Board of Managers.

(b) Meetings of the Managers may be conducted in person and/or by conference telephone or electronic meetings (such as GoToMeeting). Managers may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Managers participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

(c) Special meetings of the Board of Managers for any purpose may be called by any two Managers.

(d) Each Manager shall receive notice of the date, time and place of all meetings of the Board of Managers at least three business days (24 hours if given by electronic transmission, facsimile transmission, or telephone) before the meeting. Such notice (i) shall be delivered in writing to each Manager; (ii) shall specify the purpose of the meeting; and (iii) may be given by the Secretary of the Company or by the person or persons who called the meeting. Notice of any meeting of the Board of Managers need not be given to any Manager who signs a waiver of notice of such meeting or a consent to holding the meeting, either before or after the meeting, or who attends the meeting without protesting prior to such meeting or at the commencement thereof. All such waivers, consents and approvals shall be filed with the records of the Company.

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(e) Meetings of the Board of Managers may be held at any place that has been designated in the notice of the meeting.

(f) Any meeting of the Board of Managers, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of at least a majority of the Managers present. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Managers who were not present at the time of the adjournment.

(g) Any action required or permitted to be taken by the Board of Managers may be taken without a meeting if a written consent setting forth the action to be taken is executed by the number of Managers whose consent would be required if a meeting of the Board of Managers were to be held. Such written consent or consents shall be filed with the records of the Company. Such action by written consent shall have the same force and effect as a vote of the Managers at a meeting. Consents may be delivered in writing, by facsimile or PDF, or by email voting if a copy of the email is forwarded to another Manager.

6.5 Quorum and Transaction of Business. The number of Managers that constitutes a quorum for the transaction of business at a properly noticed meeting of the Board of Managers shall be a majority of the number of Managers then in office. Any act or decision to be taken or made by the Board of Managers shall require the affirmative vote of at least a majority of the Managers then in office except as otherwise required by the Act or except in regard to any Major Decision which shall require the consent of at least four Managers including the consent of a Manager appointed by ENV (the “ENV Manager”).

6.6 Officers. The Board of Managers may appoint individuals as officers of the Company, which may include (a) a Chairman; (b) a President; (c) one or more Vice Presidents; (d) a Secretary and/or one or more Assistant Secretaries; and (e) a Treasurer and/or one or more Assistant Treasurers. The Board of Managers may delegate all or a portion of their day-to-day management responsibilities to any such officer or officers, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as so authorized by the Board of Managers; provided that in no event shall any officer have any rights, duties, powers or authority greater than that so delegated or that of the Board of Managers. The Board of Managers may not delegate Major Decisions. All officers shall hold office at the pleasure of the Board of Managers and until their successors shall have been duly elected and qualified, unless sooner removed. Any such officer may be removed at any time by the Board of Managers. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Managers.

6.7 Non-Exclusivity. The Managers shall not be required to manage the Company as their sole and exclusive function, and the Managers may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers or to the income or proceeds derived therefrom.

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6.8 Indemnification.

(a) To the fullest extent permitted by the laws of the State of Nevada and any other applicable laws, the Company shall indemnify and hold harmless each Person who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding, other than an action by or in the right of the Company, because such Person is or was a Member, Manager, Company Representative or officer of the Company or is or was serving at the request of the Company as a manager, director, trustee or officer of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (individually, an “Indemnified Person” and collectively “Indemnified Persons”), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts (“Damages”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnified Person continues to serve in the capacity that entitled him to indemnification at the time any such liability or expense is paid or incurred, except for any Damages based upon, arising from or in connection with any act or omission of an Indemnified Person committed without authority granted pursuant to this Agreement or in bad faith or otherwise constituting gross negligence, recklessness or willful misconduct.

(b) Expenses (including reasonable attorneys’ fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to Section 6.8(a), may be paid (or caused to be paid) by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be), that the Indemnified Person is not entitled to be indemnified by the Company as authorized hereunder or is not entitled to such expense reimbursement.

(c) The indemnification authorized by this Section 6.8 is not exclusive of and shall be in addition to any other rights granted to those seeking indemnification under this Agreement, any other agreement, a vote of Members or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. The indemnification shall continue as to a Person who has ceased to be a Member, Manager, officer, employee or agent of the Company and shall inure to the benefit of such Person’s heirs, executors, administrators, successors and assigns.

(d) The Company may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, for or on behalf of any Person who is or was a Member, Manager or officer of the Company. The insurance or similar protection purchased or maintained for those Persons may be for any liability asserted against them and incurred by them in any capacity described in this Article 6 or for any liability arising out of their status as described in this Article 6, whether or not the Company would have the power to indemnify them against that liability under this Section 6.8. Insurance may be so purchased from or so maintained with a Person in which the Company has a financial interest.

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6.9 Creation of Committees. The Board of Managers may create committees to assist the Board of Managers and the officers in the governance of areas of importance to the Company. Subject to the terms of this Agreement, such committees shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. Each member of any such committee shall be a Manager.

6.10 Reliance on Acts of a Manager. No financial institution or any other person, firm or corporation dealing with a Manager shall be required to ascertain whether such Manager is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the deed, transfer or assurance of, and the execution of such instrument or instruments by such Manager or by any officer granted such authority, in writing, by such Manager.

6.11 Duties of a Manager; Exculpation; Reliance.

(a) A Manager will manage the affairs of the Company in a prudent and businesslike manner and will devote such part of the Manager’s time to the Company affairs as is reasonably necessary for the conduct of such affairs.

(b) A Manager shall perform the Manager’s duties as a Manager in good faith, in a manner the Manager reasonably believes to be in or not opposed to the best interests of the Company, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

(c) A Manager shall not be personally liable for the return of all or any part of the Capital Contributions of the Members to the Company. Any such return shall be made solely from the assets of the Company.

(d) In carrying out the Manager’s duties hereunder, a Manager shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed to be in or not opposed to the best interests of the Company, or for errors of judgment, neglect or omission that do not constitute willful misconduct.

(e) The Managers shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managers in good faith reliance on such advice shall in no event subject the Managers or any such other person to liability to the Company or any Member.

ARTICLE 7
BOOKS AND RECORDS; Accounts

7.1 Books and Records. The Company shall keep complete and accurate books and records at its principal place of business, setting forth a true and accurate account of all transactions and other matters arising out of and in connection with the conduct of the Company’s business, which books and records shall be otherwise kept in accordance with the provisions of the Act. Any Member or his, her, or its designated representative shall have the right, at any reasonable time, to have access to and to inspect and copy the contents of such books or records, so long as the demand for such access and inspection is for a purpose reasonably related to his, her, or its interest in the Company. Such books and records shall be kept on the cash or accrual basis, as the Board of Managers may determine, in accordance with generally accepted accounting principles and practices and shall include separate accounts for each Member. The books and records of the Company may, but shall not be required to, be audited by a certified public accounting firm selected by the Board of Managers.

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7.2 Accounts. All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Board of Managers may designate from time to time, and withdrawals therefrom shall be made upon the signature of the authorized signatory on behalf of the Company as the Board of Managers may designate from time to time. All deposits and other funds not needed in the operation of the Company’s business may, in the discretion of the Board of Managers, be invested as determined to be appropriate by the Board of Managers.

7.3 Company Funds; Reserves. The Company may not commingle the Company’s funds with the funds of any Member or the funds of any affiliate of any Member. Reasonable cash reserves may be established from time to time by the Board of Managers.

7.4 Fiscal Year. The accounting period and fiscal year of the Company shall end on December 31 of each year, unless the Board of Managers in its discretion designates a different fiscal year.

7.5 Federal Tax Proceedings.

(a) MJH shall be the initial partnership representative, pursuant to Section 6223 of the New Partnership Audit Procedures (the “Company Representative”); provided that the Company Representative may be changed from time to time by the Board of Managers by designating in writing a new Company Representative, as the case may be. The Company Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities and to expend Company funds for professional services and costs associated therewith. The Company Representative shall provide all notices and perform all acts required in such Person’s role as the Company Representative. The Company Representative is authorized to take any action that such Person determines to be necessary to comply with the requirements of Sections 1441, 1442, 1445 or 1446 of the Code with respect to withholding certain amounts with respect to payments or distributions to a Member that is not a United States person (as defined in Section 7701 of the Code), withholding certain amounts with respect to the sale of a United States real property interest as defined in Section 897 of the Code or as otherwise required under the Code. Notwithstanding anything herein to the contrary, the Company Representative shall not enter into a settlement with the Internal Revenue Service with respect to a reviewed taxable year without written consent representing a majority of the outstanding Class A Units and a majority of the outstanding Class B Units at all times during the reviewed taxable year.

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(b) In the event that the Company is required to pay any imputed underpayment pursuant to the New Partnership Audit Procedures, then each Person that was a Member in the applicable reviewed year, within the meaning of Section 6225(d)(1) of the New Partnership Audit Procedures, shall make a payment to the Company in an amount equal to the portion of the imputed underpayment allocable to such Member, taking into account any modifications of the imputed underpayment under Section 6225(c) of the New Partnership Audit Procedures; provided, however, that if such Person is also a Member at the time the Company pays such imputed underpayment, the Company may instead withhold from amounts due to such Member from the Company such Member’s allocable share of the imputed underpayment and any such amount withheld shall be treated as having been distributed by the Company to such Member and then paid by such Member to the Company; and provided further that no payment by or withholding from a Person shall be required if such Person complied with the provisions of Section 6225(c)(2) of the New Partnership Audit Procedures. For the avoidance of doubt, no payment made to the Company pursuant to this Section 7.5(b) shall be treated as a Capital Contribution. In the event that the Company receives a tax refund or tax benefit pursuant to the New Partnership Audit Procedures, then each Person that was a Member in the applicable reviewed year shall receive a payment from the Company in an amount equal to the portion of the tax refund or tax benefit allocable to such Member, taking into account any modifications of the tax refund or tax benefit under Section 6225(c) of the New Partnership Audit Procedures. Any dispute regarding the portion of any tax liability, tax refund or tax benefit allocable to a Member shall be determined by such independent accounting firm agreed to by the applicable Persons. Each Member shall provide such information to the Company as the Company Representative may reasonably request to reduce the amount of any imputed underpayment and shall take such actions as the Company Representative may reasonably request (including the filing of an amended tax return) in order to assist the Company in complying with the New Partnership Audit Procedure. Notwithstanding anything in this Agreement to the contrary, all rights and obligations of a Member under this Section 7.5(b) shall survive both the Member’s ceasing to be a partner of the Company for federal income tax purposes and the dissolution of the Company.

(c) The Company Representative shall not be liable to the Company or the Members for any action such Person takes or fails to take in connection with any judicial or administrative proceeding, including, without limitation, the agreement to or failure to agree to a settlement or the extension of or failure to extend the relevant statutes of limitations, unless such action or failure constitutes willful misconduct, fraud, negligence or breach of fiduciary duty.

7.6 Safe Harbor Election. The Members acknowledge the proposed revenue procedure set forth in Notice 2005-43, 2005-24 I.R.B. 1 (May 20, 2005), and expressly intend that the Company shall be enabled to make a “Safe Harbor Election” and to issue “Safe Harbor Partnership Interests” within the meaning thereof. If such proposed revenue procedure (or a substantial equivalent) is promulgated in final, effective form, the Board of Managers shall (without the need for further action by the Members) have all necessary authority under this Agreement to give effect to the intention set forth in the preceding sentence (including the authority to make any applicable tax election on behalf of the Company and the Members).

7.7 Tax Reports. At the expense of the Company, the Company Representative shall cause the preparation and timely filing (including extensions) of all tax returns determined by the Company Representative in consultation with the Company’s tax accountants that are required to be filed by the Company pursuant to the Code as well as all other required tax returns. Each Member agrees to reasonably cooperate with the Company in connection with the preparation of the Company’s tax returns, and in connection with any audit or other similar tax proceeding relating to the Company, including in connection with complying with the terms of the New Partnership Audit Procedures. So long as the Company’s fiscal year is the calendar year, the Company will use commercially reasonable efforts to provide to each Member by March 15 of each calendar year a Form 1065 (Schedule K-1) reflecting the Member’s share of income, loss, credit and deductions for the prior calendar year.

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ARTICLE 8
TRANSFERS OF UNITS; DRAG ALONG; TAG ALONG

8.1 Restriction on Transfers. Except as set forth in Sections 8.2 and 8.9 and with respect to a Tag Sale or a Drag Sale (each as defined in this Article 8), no Member may Transfer all or any portion of his, her, or its Units without the prior approval of the Board of Managers, which shall include the approval of an ENV Manager.

8.2 Non-Restricted Transfers of Units. Notwithstanding anything to the contrary set forth in Section 8.1, but subject to the conditions and restrictions set forth in Section 8.3, a Member may Transfer his, her, or its Units in accordance with the following (a “Permitted Transfer”):

(a) A Member who is a natural person may Transfer all or any portion of such Member’s Units by gift, sale, will or otherwise, to a Permitted Transferee. “Permitted Transferee” means, with respect to any Member, (i) such Member’s spouse, issue (whether natural or adopted), sibling or parent, or (ii) any entity (including a trust, corporation, partnership, or limited liability company) established by such Member solely for the benefit of such Member or such Member’s spouse, issue (whether natural or adopted), sibling or parent.

(b) A Member that is a partnership, corporation, limited liability company, trust or similar entity (each, an “Entity Member”) may Transfer all or any portion of such Entity Member’s Units to (i) one or more partners, shareholders, members, beneficiaries or similar owners of or investors in such Entity Member (each, an “Entity Member Owner”), (ii) to any member of an affiliated group of corporations within the meaning of Section 1504 of the Code that includes such Entity Member or (iii) to a trust substantially for the benefit of (x) one or more Entity Member Owners or (y) the Entity Member Owner’s spouse, issue (whether natural or adopted), sibling or parent.

(c) Notwithstanding any provision of this Section 8.2 to the contrary, no Transfer is permitted under this Section 8.2 to or for the benefit of a separated or divorced spouse by agreement, court order or otherwise. Any Transfer of Units made pursuant to this Section 8.2 may be made only in such manner as to provide control of such Units by a competent legal entity or adult (unless such transfer is to a custodian for such minor person under an act regarding transfers to minors or to the trustee of a trust for the benefit of such minor person), and so as not to vest control of any Units in any minor or other legally incompetent person.

8.3 Conditions to Permitted Transfers.

(a) Notwithstanding the provisions of Section 8.2, a Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

(i) The transferor and transferee must execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(ii) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, and any other information necessary to permit the Company to file all required federal and state tax returns and other legally-required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

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(iii) Either (A) such Units shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (B) the transferor shall provide, upon the Company’s request, an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer does not violate any applicable laws regulating the transfer of securities.

(iv) The transferor may grant to any transferee of Units pursuant to a Permitted Transfer the right to become a substitute Member, with respect to the Units transferred; provided, however, that such assignee or transferee will not become a substitute Member unless and until the admission of such assignee or transferee is consented to in writing by the Board of Managers, whose consent may be withheld by the Board of Managers in its sole and unreviewable discretion, with or without cause, but otherwise must include the approval of any and all disinterested Managers.

(v) All transferees hereunder shall be bound by the terms of this Agreement in the same manner as the transferors and any Units so transferred shall continue to be subject to the restrictions, liabilities and benefits associated therewith.

(b) Notwithstanding anything else in this Agreement, no Transfer (including, without limitation, a Permitted Transfer) may be made if such Transfer would (i) violate any applicable laws or regulations, (ii) result in the Company being taxable as a corporation, (iii) cause a termination of the Company under section 708(b)(1)(B) or any other section of the Code, (iv) result in the Company becoming a “publicly traded partnership” within the meaning of sections 469(k)(2) and 7704(b) of the Code, (v) be an event that would constitute a violation or breach (or, with the giving of notice or passage of time, would constitute a violation or breach) of any law, regulation, ordinance, agreement or instrument to which the Company is a party or by which the Company, or any of its properties or assets, is bound or (vi) require the Company to register under the Investment Company Act of 1940, as amended.

(c) Notwithstanding anything to the contrary contained herein, in no event may any Member Transfer their Units to a Person who does not meet any suitability standards under the Nevada Commercial Cannabis Laws or who would otherwise jeopardize the Company’s ability, directly or indirectly, to obtain and maintain appropriate licenses and/or operate its business in compliance with the Nevada Commercial Cannabis Laws (“Suitability Standards”).

8.4 Prohibited Transfers.

(a) Any purported Transfer of a Unit that is not made in accordance with this Article 8 shall be null and void and of no effect whatsoever. Nevertheless, if the Company is required to recognize a Transfer that is not made in accordance with this Article 8, the Units transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions first may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Units may have to the Company. Neither the transferee nor the transferor shall have any voting or other rights as to the management of the Company with respect to such transferred Units. The Company shall have the option to purchase from the transferee all, but not less than all, of the Units that were subject to the non-compliant Transfer by delivering written notice to the transferee of the Company’s exercise of the option to purchase such Units at any time within one year after the Company has knowledge of a Transfer that was not made in accordance with this Article 8, to the extent permitted by law. The Company may assign all or part of its right to purchase such transferee’s Units to the non-transferring Members on a pro rata basis (based on the number of Units held by each at the time) or such other basis as such Members agree. The purchase price shall be an amount equal to the Book Value of such Units as of the end of the Company’s immediately preceding fiscal year.

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(b) In the case of a Transfer or attempted Transfer of a Unit that is not made in accordance with this Article 8, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all costs, liability, and damage that any of those indemnified Persons may incur (including, without limitation, incremental tax liability and reasonable attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and as a result of efforts to enforce the Company’s and the other Members’ rights under this Section 8.4 and the rights to indemnification of those Persons entitled to indemnification under this Section 8.4.

8.5 Distributions and Allocations with Respect to Transferred Units. If any Unit is transferred during any accounting period in compliance with the provisions of this Article 8, Profits, Losses, each item thereof, and all other items attributable to the transferred Unit for such period shall be divided and allocated between the transferor and the transferee, by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members; provided that, in the event of the transfer by a Member of all of such Member’s Units, the “closing of the books” convention shall be employed. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that if the Company does not receive a notice stating the date such Unit was transferred and such other information as the Company may reasonably require within 30 days after the end of the accounting period during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Member who, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of the Unit. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 8.5, whether or not the Company has knowledge of any Transfer of ownership of any Unit.

8.6 Admission of Transferee. A Person to whom an interest in the Company is transferred in accordance with this Agreement has the right to be admitted to the Company as a Member only with the unanimous consent of the Members, and execution by the transferee of such instruments as the Board of Managers may deem necessary or advisable to effect the admission of such transferee as a Member, including, without limitation, the written acceptance and adoption by such transferee of the provisions of this Agreement and any other agreement to which the transferring Member is bound with respect to the transferred Units. A Person to whom Units are transferred will have no right to vote such Units or otherwise participate in the management or operations of the Company or receive information concerning the Company unless such Person is approved for admission as a Member pursuant to this Section 8.6. If Units are transferred to a Person in accordance with this Agreement and the transferee is not admitted as a Member, the transferring Member will continue to vote the transferred Units and receive information concerning the Company until such time as the transferring Member withdraws from the Company.

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8.7 Tag Along Rights.

(a) Except as set forth in Section 8.7(b), if Members holding a majority of Units (“Transferring Members”) propose to Transfer, directly or indirectly, to one or more Persons (a “Tag Buyer”) in one transaction or a series of related transactions (a “Tag Sale”), the Transferring Members shall notify the other Members (“Other Members”), describing in such notification (the “Tag Notice”) the material terms of such Tag Sale. Each Other Member shall have the option, exercisable by written notice to the Transferring Members, within 10 days after delivery of the Tag Notice, to require the Transferring Members to provide as part of its Transfer that such Other Members (the “Selling Members”) be given the right to participate, pro rata in proportion to the respective number of Units to be transferred by the Transferring Members relative to the total number of Units owned by such Transferring Members immediately prior to such proposed Tag Sale, in such transaction or series of related transactions on substantially the same terms and conditions as the Transferring Members; provided that the purchase price for each Unit shall be the amount, as reasonably determined by the Board of Managers, that would be distributed with respect to each Unit in liquidation of the Company if (i) the business and all assets of the Company were sold at the valuation of the Company used for determining the Tag Buyer’s offer for the Units and (ii) the Company were liquidated in accordance with the provisions of Article 10. If any Other Member exercises its rights pursuant to this Section 8.7(a), the Transferring Members shall not proceed with the proposed Tag Sale unless each Selling Member is given the right to so participate. Each Selling Member shall be liable to the Tag Buyer to the same extent as the Transferring Members with respect to representations, warranties, covenants, and indemnities set forth in the definitive agreements governing the Tag Sale.

(b) Section 8.7(a) does not apply to a Transfer of Units by a Transferring Member (i) to Affiliates of the Transferring Member (other than the Company or its subsidiaries) or to investors or participants in any Person holding equity of the Transferring Member or to employees, officers or directors of any Transferring Member or to any of such Persons’ Affiliates or associates; (ii) as a bona fide pledge of Units by a Transferring Member to secure indebtedness; (iii) as part of a public offering of such Units pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; or (iv) pursuant to a Drag Sale, which mechanics and procedures shall be governed by Section 8.8.

8.8 Drag Along Rights.

(a) Subject to Subject 6.5(b), Section 6.5(c) and Section 8.8(b), if Members holding a majority of Units (“Electing Members”) approve a Sale of the Company, specifying that this Section 8.8 shall apply to such Sale of the Company (a “Drag Sale”), then each Member shall:

(i) if such Drag Sale requires Member approval, with respect to all Units that such Member owns or over which such Member exercises voting power, vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Sale of the Company and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company or the Members to consummate such Sale of the Company;

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(ii) if such Drag Sale is a transaction specified in clause (a) of the definition of Sale of the Company, sell the same proportion of Units beneficially held by such Member as is being sold by the Electing Members to the Person to whom the Electing Members propose to sell their Units;

(iii) execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Electing Members in order to carry out the terms and provision of this Section 8.8, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, units certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv) not deposit, and cause their Affiliates not to deposit, except as provided in this Agreement, any Units owned by such party or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(v) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(vi) if the consideration to be paid in exchange for the Units includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, accept, in lieu thereof, against surrender of the Units that would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Board of Managers) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Units; and

(vii) in the event that the Electing Members, in connection with such Sale of the Company, appoint a representative (the “Representative”) with respect to matters affecting the Members under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) consent to (i) the appointment of such Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Member’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Representative in connection with such Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Members, and (y) not assert any claim or commence any suit against the Representative or any other Member with respect to any action or inaction taken or failed to be taken by the Representative in connection with its service as the Representative, absent fraud or willful misconduct.

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(b) The obligations of the Members pursuant to Section 8.8(a) are subject to the satisfaction of the following conditions:

(i) Each Member will receive in respect of his, her, or its Units the same type of consideration and amounts of consideration per Unit from such Drag Sale as is received by other Members in respect of their Units of the same class; provided that the purchase price for each Unit shall be the amount, as reasonably determined by the Board of Managers, that would be distributed with respect to each Unit in liquidation of the Company if (i) the business and all assets of the Company were sold at the valuation of the Company used by the Electing Members for determining the price for the Class A Units approved by them for the Drag Sale and (ii) the Company were liquidated in accordance with the provisions of Article 10.

(ii) No Member (A) will be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag Sale (excluding modest expenditures for postage, copies, etc.); (B) will be obligated to pay more than his, her, or its pro rata share (based on net proceeds received by the Members in the Drag Sale) of expenses reasonably incurred in connection with a consummated Drag Sale to the extent such expenses are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Member for its sole benefit will not be considered costs of the transaction hereunder); or (C) will be liable for such expenses in excess of the net amount of proceeds actually received by such Member in connection with such Drag Sale.

(iii) In the event that the Members, in their capacity as such, are requested by the Electing Members to make any representations, warranties or indemnities for the benefit of the purchaser in connection with the Drag Sale (other than representations with respect to authority, due execution, ownership, and title to Units), then no Member (A) will be liable for more than the net amount of proceeds actually received by such Member in connection with such Drag Sale and (B) will be required to pay more than his, her, or its pro rata share of any indemnity obligations.

8.9 Rights of Refusal on Units.

(a) If, from time to time or at any time, a Member receives a bona fide written offer from an unaffiliated Person (“Third Party”) to Transfer to such Third Party all or any part of the Units now held or hereafter acquired by such Member (the “Available Units”) in a Transfer other than a Permitted Transfer, Tag Sale or a Drag Sale, such Member (the “Offeror Member”) shall give notice of such offer (the “Offer Notice”) to all of the other Members (the “Offeree Members”). The Offer Notice shall state the terms and conditions upon which the Third Party desires to acquire the Available Units, the number of Available Units, the proposed price per Unit and all other terms of such offer. The Offeree Members shall have the prior right and option (the “First Offer”), but not the obligation, to purchase all or any portion of the Available Units. The rights under the First Offer must be exercised, if at all, by giving written notice of such exercise to the Offeror Member on or before the 30th day after receipt of the Offer Notice. Each Offeree Member shall have the right to purchase the Available Units in such proportion as may be agreed upon among all Offeree Members but, if they do not agree before the 30 day expiration period set forth in the preceding sentence, each Offeree Member which desires to purchase shall have the right to purchase all of the Available Units or, if more than one Offeree Member desires to purchase, a proportional amount of the Available Units equal in proportion to the number of Units owned by such Offeree Member divided by the total number of Units owned by all Offeree Members which desire to purchase.

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(b) If the Offeree Members do not exercise the First Offer with respect to all Available Units, the Offeror Member shall give notice (the “Second Offer Notice”) to the Company, and the Company shall have the right and option (the “Second Offer”), but not the obligation, to purchase all or any portion of the remaining Available Units. The rights under the Second Offer must be exercised, if at all, by giving written notice of such exercise to the Offeror Member on or before the 20th day after the receipt of the Second Offer Notice.

(c) If the Offeree Members and the Company do not exercise the First Offer and the Second Offer with respect to all Available Units, the Offeror Member shall give notice (the “Final Offer Notice”) to each Offeree Member who exercised the First Offer with respect to all Available Units that such Offeree Member was eligible to purchase. Each such Offeree Member shall have the right and option (the “Final Offer”), but not the obligation, to purchase all or any portion of the remaining Available Units. The rights under the Final Offer must be exercised, if at all, by giving written notice of such exercise to the Offeror Member on or before the 10th day after the receipt of the Final Offer Notice. Each such Offeree Member shall have the right to purchase the remaining Available Units in such proportion as may be agreed upon among all such Offeree Members but, if they do not agree before the 10 day expiration period set forth in the preceding sentence, each such Offeree Member which desires to purchase shall have the right to purchase all of the Available Units or, if more than one such Offeree Member desires to purchase, a proportional amount of the Available Units equal in proportion to the number of Units owned by such Offeree Member divided by the total number of Units owned by all Offeree Members which desire to purchase.

(d) The purchase price to be paid to an Offeror Member upon the exercise of the First Offer, the Second Offer, or the Final Offer, shall be the price set forth in the Offer Notice and shall be payable on the same terms and conditions as are set forth in the Offer Notice; provided, however, that the purchaser(s) may, at the purchaser’s option, prepay any amounts due in connection with such purchase at any time without penalty.

(e) The closing of the purchase of the Available Units pursuant to this Section 8.9 shall take place within 40 days after the date of the Final Offer Notice, or at a later agreed upon date. At the closing, the Offeror Member shall deliver an assignment of the Available Units, in form and substance satisfactory to the purchaser(s), conveying the Available Units free and clear of all liens, claims and encumbrances, along with all other necessary documents of transfer, and the purchaser(s) shall deliver the aggregate purchase price pursuant to the terms and conditions of the Offer Notice.

(f) If the First Offer, the Second Offer, and the Final Offer are not exercised with respect to all Available Units, the Offeror Member shall be free to Transfer all, but not less than all, of the remaining Available Units to the Third Party on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Offer Notice; provided that (i) such Transfer shall remain subject to the other provisions of this Article 8 (other than this Section 8.9); and (ii) such Transfer shall be consummated within 90 days after the date of the Final Offer Notice, and if such Transfer is not consummated within such 90-day period, such proposed Transfer shall again be subject to the provisions of this Section 8.9.

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ARTICLE 9
WITHDRAWAL OF A MEMBER

9.1 Withdrawal of a Member. A Member shall be deemed to have withdrawn as a Member (a “Withdrawal”) in any of the following circumstances:

(a) In the case of a Member who is acting as a Member by virtue of being trustee of a trust, upon the termination of the trust (but not merely the substitution of a new trustee);

(b) In the case of a Member that is not a natural person, upon the dissolution and commencement of the winding-up of such Member or the filing of a certificate of dissolution or its equivalent, as applicable;

(c) In the case of a Member that is an estate, upon the distribution by the fiduciary of all of the estate’s Units in the Company;

(d) In the case of a Member that is a natural person, upon the death or permanent incapacity of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent;

(e) Upon the approval of a petition filed by or against a Member as “Debtor” under the provisions of the bankruptcy laws of the United States, a Member’s making an assignment for the benefit of creditors, or the appointment of a receiver for the property and affairs of a Member;

(f) Upon a Member’s assigning or transferring all of such Member’s Units in the Company; or

(g) Upon the redemption of all of a Member’s Units by the Company.

9.2 Rights of a Withdrawing Member. In the event of a Withdrawal (other than pursuant to Section 9.1(f) or 9.1(g)) by any Member from the Company prior to the dissolution and winding-up of the Company:

(a) (i) The Company shall have the option to purchase all of the Units of the withdrawing Member for an amount equal to the Fair Market Value of such Units; provided that the foregoing option to purchase shall not apply to any Withdrawal resulting from, or which would result in, a Permitted Transfer or pursuant to a written agreement between the Company and one or more Members. The Company shall exercise its option to purchase by giving notice to the withdrawing Member (or, if applicable, his, her, or its legal representative) within 90 days after the later of (A) the Company’s receipt of notice of Withdrawal of the Member, or (B) if applicable, the appointment of the legal representative of the deceased, bankrupt, incompetent, or incapacitated Member. The closing of such purchase shall occur within 60 days after the date of such notice. Until such option is exercised and/or payment made thereunder, the withdrawing Member shall be entitled to receive distributions applicable to the withdrawing Member’s Units but shall not otherwise be entitled to participate in the Company as a Member.

(ii) The purchase price shall be paid in four equal annual installments commencing on the first anniversary of the date of closing. The Company’s obligations to make these installment payments shall be evidenced by a promissory note which shall bear interest at the minimum rate necessary to avoid imputed interest under the Code, and may be payable in full at any time without prepayment penalty. Any prepayment shall be applied first to accrued interest and then to installments in the reverse order in which they are due.

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(iii) If the Company does not elect to purchase the Units of such withdrawing Member in accordance with this Section 9.2, then the successor in interest to such withdrawing Member shall be an assignee of the Units of the withdrawing Member that the Company did not elect to purchase. In such event, such successor in interest shall not become a Member unless and until the admission of such successor in interest as a Member is consented to in writing by the Board of Managers, and provided further that such successor in interest executes and delivers such documents as all the Board of Managers may reasonably require to make such successor in interest a party to this Agreement.

(b) If a Member withdraws from the Company in contravention of this Agreement, in addition to any other remedies available to the Company under applicable law, the Company may recover from the withdrawing Member damages for breach of this Agreement and may offset the damages against the amount otherwise distributable to such member on account of its Units.

9.3 Company to Continue Upon Withdrawal. The Company shall not dissolve upon the withdrawal of a Member and shall continue until dissolved in accordance with Article 10.

9.4 No Right to Receive Distributions Upon Withdrawal. No Member shall have the right under the Act to receive any distribution, other than pursuant to the express terms of this Agreement, prior to the Company’s dissolution pursuant to Article 10 of this Agreement.

ARTICLE 10
DISSOLUTION OF THE COMPANY

10.1 Dissolution Events. The Company shall dissolve and commence winding up and liquidation upon the first to occur of any of the following (each, a “Dissolution Event”):

(a) A merger or consolidation of the Company with one or more other entities in which the Company is not the surviving entity;

(b) The happening of any other event that makes it unlawful, impossible or impracticable to carry on the business of the Company;

(c) The unanimous consent of the Members; or

(d) The entry of a decree of judicial dissolution under the Act.

Dissolution of the Company shall be effective on the date of the Dissolution Event (unless otherwise specified), but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of dissolution of the Company has been filed with the Secretary of State of the State of Nevada. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

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10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for the winding up of the Company’s business and affairs. The Company’s assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

(a) First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than Members;

(b) Second, to the payment and discharge of all of the Company’s debts and liabilities to Members; and

(c) The balance, if any, to the Members in the same manner as distributions are made under Section 5.1.

Any distribution to a Member pursuant to Sections 10.2(b) or (c) above shall be net of any amounts owed to the Company by such Member. No Member shall receive any additional compensation for any services performed pursuant to this Article 10.

10.3 Compliance With Timing Requirements of the Regulations. In the event the Company is “liquidated” within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, distributions shall be made pursuant to this Section 10.3 to the Members who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Members, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Section 10.3 may be handled in one or both of the following manners:

(a) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust are to be distributed to the Members from time to time, in the discretion of the Members, in the same proportion as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; and

(b) withheld to provide a reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, but such withheld amounts are to be distributed to the Members as soon as reasonably practicable.

10.4 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 10, in the event the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Dissolution Event has occurred, the Company’s assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, except as otherwise provided in applicable Regulations, the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company and immediately thereafter to have distributed the interest in such new limited liability company to the Members in proportion to the number of Units held by each Member.

10.5 Rights of Members. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of the Member’s Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company, and (b) no Member shall have priority over any other Member as to the return of the Member’s Capital Contribution, distributions or allocations.

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10.6 Prohibition on Withdrawal. Except as otherwise provided in Article 8 or 9 of this Agreement, no Member is entitled to withdraw from the Company prior to the Company’s dissolution pursuant to this Article 10. Under no circumstances, other than pursuant to the express terms of this Agreement, shall the Company be required to make any distribution pursuant to the Act prior to the Company’s dissolution pursuant to this Article 10.

ARTICLE 11
MEMBERS

11.1 Meetings. Meetings of the Members for any purpose, unless otherwise prescribed by statute, may be called by any Member. Such Person as designated by the Members shall preside at all meetings of the Members.

11.2 Place of Meetings. The Members may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the Company’s principal place of business. Any Member may attend any meeting via telephonic communication.

11.3 Notice of Meetings. Except as provided in Section 11.4 hereof, the Members shall deliver or cause to be delivered a notice (which may be given in writing, by facsimile transmission, by telephone or by electronic transmission) of such meeting to each Member entitled to vote at such meeting. Said notice must be delivered not less than five days nor more than 60 days before the date of such meeting and must state the place, day and hour of the meeting and the purpose for which the meeting is called. Notice of the time, place and purpose of any meeting may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be deemed waived by any Member by his attendance thereat in person or by proxy, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Member so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

11.4 Meeting of all Members. If the Members shall meet at any time and place, either within or outside of the State of Nevada, and they consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

11.5 Record Date. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 11.5, such determination shall apply to any adjournment thereof.

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11.6 Quorum. Members holding a majority of the outstanding Units entitled to vote on the matters to be presented at a meeting of the Members, whether represented in person or by proxy, shall constitute a quorum at such meeting. In the absence of a quorum at any such meeting, the Members holding at least two-thirds (2/3) of the Units so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that may have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Units whose absence would cause less than a quorum.

11.7 Manner of Acting; Dissenters’ Rights. If a quorum is present, the affirmative vote of Members holding at least a majority of the outstanding Units entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number or separate class vote is otherwise required by the Act, the Articles or this Agreement. Unless otherwise required by the Act, the Articles, or this Agreement, Members are not entitled to and have no rights to relief as dissenting Members under any provision of the Act, including, without limitation, under the Act.

11.8 Proxies. At all meetings of the Members, a Member may vote in person or by written proxy executed by the Member or by such Member’s duly authorized attorney-in-fact. Such proxy is to be filed with the Company before or at the time of the meeting. No proxy shall be valid after eight months from the date of its execution, unless otherwise provided in the proxy.

11.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of the Members may be taken without a meeting if such action is approved by the Members holding that number of outstanding Units that would be required to approve such action at a meeting that complies with the requirements of this Article 11 and at which a quorum is present, and such approval is evidenced by one or more written consents describing the action taken, signed by the requisite number of Members and delivered to the Company for inclusion in the minutes of the Company or for filing with the Company records. Action taken under this Section 11.9 is effective when the requisite number of Members have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. To the extent required under the Act, notice of any action taken under this Section 11.9 shall be promptly given by the Company to each Member who did not sign a written consent with respect to such action.

11.10 Non-Exclusivity. Except as set forth herein or in any other written agreement between the parties, the creation of the Company and the assumption by the Members of their rights and obligations under this Agreement will be without prejudice to the rights of the Members (or the rights of their affiliates) to pursue or participate in other interests and activities including, without limitation, investments in and devotion of time to other businesses, and to receive and enjoy profits or compensation therefrom. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Members or to the income or proceeds derived therefrom.

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11.11 Confidentiality. Each Member acknowledges and agrees that its ownership interest in the Company affords it access to Confidential Information (as defined below) regarding the Company and its business, and the dissemination or use of Confidential Information in any manner inconsistent with protecting and furthering the Company, its business, and its prospects would cause the Company great loss and irreparable harm, and one of the duties of ownership in the Company is to prevent the dissemination or use of Confidential Information in any manner inconsistent with protecting and furthering the Company, its business and its prospects. Each Member agrees that such Member shall not for himself, itself or on behalf of any other Person (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity) directly or indirectly use or disclose to any Person any Confidential Information, unless required by applicable laws or judicial or regulatory process. For purposes of this Agreement, “Confidential Information” means information considered confidential by the Company including but not limited to: customer lists, trade secrets, proprietary information, know-how, marketing and advertising plans and techniques, the existence or terms of contracts or potential contracts with, or other information identifying or relating to past, existing or potential customers or vendors, and cost data, pricing policies, and financial and accounting information, any information that the Company obtains from another Person and that the Company treats or has agreed to treat as confidential. Confidential Information shall not include information that was or becomes generally available to the public unless resulting from the breach of this Section 11.12 or any confidentiality or similar agreement between the Member and the Company.

11.12 Registration Rights. The Members covenant and agree that in the event that the Company proposes to register the offer and sale of any equity securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Members shall negotiate in good faith to implement customary registration rights including piggyback and participation rights customary for a minority investor as well as demand registration rights following an initial public offering.

ARTICLE 12
MISCELLANEOUS

12.1 Amendments. This Agreement may be amended only by the affirmative vote or written consent of Members holding a majority of the then-outstanding Class A Units and of Members holding a majority of the then-outstanding Class B Units; and (b) so long as the Board of Managers consists of at least five individuals, four of the Managers. Notwithstanding the foregoing, any amendment to this Agreement that would or could reasonably be expected to adversely affect ENV or the economic rights of ENV hereunder shall require the consent of ENV.

12.2 Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (a) when personally delivered, (b) three postal days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (c) one business day after having been dispatched by a nationally recognized overnight courier service, or (d) upon the receipt of confirmation of a facsimile transmission, in each case at the following addresses:

(a) If to the Company, to the principal place of business of the Company, and

(b) If to a Member, to the Member’s address set forth on Schedule A.

Any Person may from time to time specify a different address by written notice to the Company.

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12.3 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Company and the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

12.4 Waiver of Appraisal. Each Member irrevocably waives any right he, she, or it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution of the Company or for partition of the property of the Company. Notwithstanding anything to the contrary set forth herein, there is to be no inventory or appraisal of the Company’s assets or a sale of a deceased Member’s Units as a result of the death of a Member, and the Units of a deceased Member are to be settled and disposed of exclusively in accordance with the terms of this Agreement.

12.5 Entire Agreement. This Agreement, together with the Articles of Organization as each of the foregoing may be amended in writing from time to time and Section 3.4 of the Prior Agreement, contains the entire understanding among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

12.6 Headings; Construction. The headings and captions used in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of any of the terms and provisions of this Agreement. Except as specifically provided otherwise, all of the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any section or clause herein may require, the same as if such words had been fully and properly written in such number and gender.

12.7 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

12.8 Incorporation by Reference. Every appendix, exhibit, schedule, and other document attached to this Agreement and referred to herein is deemed part of this Agreement.

12.9 Further Action. Each Member shall perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, notwithstanding the application of any principles of conflicts of law.

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12.11 Specific Performance. In addition to all other remedies available (at law or otherwise), the Company and each Member shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of any provision of this Agreement. The party seeking such remedy shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.11, and the other parties to this Agreement waive any right any of them may have to require that the party seeking such remedy obtain, furnish or post any such bond or similar instrument. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. The parties acknowledge that it is impossible to measure, in money, the damages that shall accrue to a party from a failure of a party to perform any of the obligations under this Agreement. Therefore, if any party or, if applicable, the legal representative of any party enters into any action or proceeding to enforce the provisions of this Agreement, any Person (including the Company) against whom the action or proceeding is brought hereby waives the claim or defense that the moving party or representative has or shall have an adequate remedy at law, and the Person shall not urge in the action or proceeding the claim or defense that an adequate remedy at law exists.

12.12 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement to be effective as of the day and year first above written.

COMPANY

Red Earth, LLC

By:	/s/ Paris Balaouras
Name:	Paris Balaouras
Title:	Manager

MEMBERS

MJ Holdings, Inc.

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	Corporate Secretary

Element NV, LLC

By:	/s/ Herb Washington
Name:	Herb Washington
Title:	CEO

[Signature Page to Limited Liability Company Operating Agreement – Red Earth, LLC]

APPENDIX A

TAX MATTERS

1.1 Profits and Losses.

(a) Subject to Section 1.2 of this Appendix A, for each fiscal year of the Company Profits or Losses (adjusted to reflect allocations under Section 1.2 of this Appendix A) shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Partially Adjusted Capital Accounts and Target Accounts. The allocation of Profits and Losses (not including any items of income, gain, loss or deduction that are specially allocated pursuant to Section 1.2 of this Appendix A) to any Member shall be deemed to be an allocation to such Member of the same proportionate part of each separate item of taxable income, gain, loss, deduction or credit that comprises such Profits and Losses.

1.2 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix A and subject to the exceptions set forth in Sections 1.704-2(f)(2), (3), (4) and (5) of the Regulations, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 1.2(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix A except Section 1.2(a) and subject to the exception in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 1.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in such Member’s Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 1.2(c) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 1.2 have been tentatively made as if this Section 1.2(c) were not in this Appendix A.

(d) Gross Income Allocation. In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any fiscal year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 1.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 1.2 have been made as if Section 1.2(c) hereof and this Section 1.2(d) were not in this Appendix A.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated among the Members in accordance with the number of Units held by each Member.

(f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

(g) Section 754 Adjustments. To the extent the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(h) Imputed Interest Income. Any interest income imputed to the Company by reason of characterization of any payment of taxes by the Company as an advance to a Member pursuant to Section 5.3 of this Agreement shall be specially allocated to the Member who is treated as having received such advance.

1.3 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Code Section 706 and the Regulations thereunder.

(b) Except as otherwise provided in this Appendix A, all items of Company income, gain, loss, deduction, and any other allocations (including allocations of credits) not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

(c) The Members are aware of the income tax consequences of the allocations made by this Appendix A and hereby agree to be bound by the provisions of this Appendix A in reporting their shares of Company income and loss for income tax purposes.

(d) To the extent permitted by Sections l.704-2(h) and 1.704-2(i)(6) of the Regulations, the Members shall endeavor to treat distributions of net cash from a sale or refinancing as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account deficit for any Member.

1.4 Tax Allocations; Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c) Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 1.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

1.5 Capital Accounts.

(a) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive shares of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 1.2 of Appendix A to this Agreement, and the amount of any liabilities of the Company assumed by such Member or that are secured by assets distributed to such Member by the Company.

(b) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any assets distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 1.2 of Appendix A to this Agreement, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c) In the event all or a portion of a Member’s Units are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units. Any reference in this Agreement to a Capital Contribution of, or distribution or allocation to, a Member that has succeeded any other Member shall include any Capital Contribution, distribution or allocation previously made by or to the former Member on account of the Units of such former Member transferred to such successor Member.

(d) In determining the amount of any liability for purposes of clauses (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed assets or that are assumed by the Company or Members), are computed in order to comply with such Regulations, the Members shall make such modification; provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 10 of this Agreement upon the dissolution of the Company. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement or Appendix A to this Agreement not to comply with Regulations Section 1.704-1(b).

APPENDIX B

DEFINITIONS

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(ii) Debit to such Capital Account the items described in Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

“Book Value” means, (i) with respect to property contributed by any Member, the fair market value of such property at the time of contribution, or (ii) with respect to property purchased or otherwise acquired by the Company, the Company’s initial basis for federal income tax purposes, decreased in either case by book depreciation allocable thereto and increased or decreased in either case from time to time to reflect the adjustments required or permitted by Regulations Section 1.704-1(b)(2)(iv)(f).

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any assets (other than money) contributed to the Company with respect to the Units held by such Person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company Minimum Gain” means “partnership minimum gain” as set forth in Section 1.704-2(b)(2) of the Regulations.

“Contract” means any legally binding written, oral, implied, or other agreement, contract, instrument, note, mortgage, bond, loan, indenture, guaranty, option, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, sale or purchase order, work order, insurance policy, lease, license, commitment, covenant, assurance, indemnity, or undertaking, understanding, or arrangement of any kind or nature for which the Company or its Affiliates are a party.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes as of the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

“Execution Fund” has the meaning set forth in Section 3.1(b) of this Agreement and is subject to any Permitted Execution Fund Liens.

“Fair Market Value” shall be determined by the Board of Managers after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Units of the Company in private transactions negotiated at arm’s length; revenues and operating earnings of the Company for the most recent 12 month period; projected revenues and operating earnings of the Company for the next 12 month period; the positive cash flow of the Company, discounted to present value; the nature and timing of any product releases, product orders and product shipments; generation of significant orders, cash flow from operations, and consummation of relationships with strategic partners; the book value of the Company’s assets as recorded on the most recently prepared balance sheet of the Company; the price/earnings multiples of comparable publicly-traded companies; and other pertinent factors determined by the Board of Managers.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Members;

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of assets as consideration for an interest in the Company; (c) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting as a Member or by a new Member acting as a Member or in anticipation of being a Member pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)(iii); (d) in connection with the issuance by the Company of a noncompensatory option (other than an option for a de minimis interest in the Company); and (e) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a), (b), (c), (d) and (e) above shall be made only if the Members reasonably determine that such adjustments are necessary to reflect the relative economic interests of the Members in the Company;

(iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 1.2(g) of Appendix A of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Members determine that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Lien” means all mortgages, security interests, charges, easements, rights, options, claims, restrictions, encumbrances, or other liens of any kind.

“Major Contract” means: (i) any Contract with a Member or Manager, or their Affiliates; (ii) the lease agreement on the Facility Location; (iii) any Contract in an aggregate amount exceeding $100,000; and (iv) any Contract granting any Person a direct or indirect percentage of Company revenue, profit, or income.

“Major Decision” means a decision by the Board of Managers to:

(i) Effect a Sale of the Company;

(ii) Issue any Units, options, warrants or other securities convertible or exchangeable into Units of the Company or other rights to acquire equity interests in the Company;

(iii) Redeem or otherwise repurchase any Units or other equity securities of the Company;

(iv) Change the primary business purpose of the Company;

(v) Permit any Person to become an Additional Member;

(vi) Distributions, other than those expressly provided for under Sections 5.1 of this Agreement;

(vii) Incurring indebtedness in an aggregate amount exceeding $250,000 in any calendar year, excluding any Permitted Execution Fund Liens;

(viii) Hiring and termination of senior executives of the Company;

(ix) Any sale, license, or transfer of material intellectual property rights of the Company;

(x) Any sale of any right, title, or interest to, or placing any encumbrance upon, the License;

(xi) Any agreement to enter into, terminate, accelerate, or otherwise exercise a right or obligation under a Major Contract; or

(xii) Agree or make any commitment or arrangement to take any of the foregoing actions described in the preceding clauses (i) through (ix).

“New Partnership Audit Procedures” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, any successor statutes thereto and any Regulations promulgated or orifical guidance issued thereunder and any other comparable rules under state or local law.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for any fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Sections 1.704-2(c) and (d) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Partially Adjusted Capital Account” means, with respect to any Member for any fiscal year of the Company, the Capital Account of such Member at the beginning of such fiscal year, adjusted as set forth in Section 1.5 of Appendix A for all contributions to the capital of the Company and distributions by the Company during such fiscal year and all special allocations made in accordance with Section 1.2 of Appendix A with respect to such fiscal year, and assuming, that amounts distributable for such fiscal year under Article 5 and distributed within thirty (30) days of the end of such fiscal year are distributed during such fiscal year (and that such amounts are not taken into account again when they are actually distributed), but before giving effect to any allocations of Profits or Losses for such fiscal year under Section 1.1 of Appendix A.

“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” as set forth in Section 1.704-2(i)(2) of the Regulations.

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i)(1) of the Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Member that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributed to such Partner Nonrecourse Debt, determined in accordance with Sections 1.704-2(i)(2) and (3) of the Regulations.

“Percentage Interest” means, with respect to any Member, the percentage attributable to the Units held by such Member as determined by dividing the number of Units held by such Member divided by the total number of Units authorized and issued by the Company to all Members, and adjusted from time to time in accordance with the provisions of this Agreement.

“Permitted Execution Fund Liens” means with regard to the Execution Fund any Liens on tangible assets contributed by ENV to the Company to be credited as a Capital Contribution in satisfaction of the Initial ENV Cash Contribution, whereby, at the election of ENV, with written notice to the Company, the purchase price of the tangible asset contributed by ENV to the Company will cause the corresponding amount to be withdrawn by ENV from the Execution Fund and returned to ENV.

“Person” means any individual, partnership, corporation, trust, limited liability company, or other entity.

“Preferred Return” means, with respect to each Member holding Class B Units, an amount equal to a ten percent (10%) cumulative return, on such Member’s Capital Contribution.

“Profits and Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the assets disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

(vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 1.2 of Appendix A of this Agreement shall not be taken into account in computing Profits or Losses, but the amounts of those items are to be determined by applying rules comparable to those provided in subparagraphs (i) through (v) above.

“Regulations” means the Treasury Department Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Sale of the Company” shall mean: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires Units representing more than 50% of the outstanding voting power of the Company; (b) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues securities pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the securities of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for securities that represent, immediately following such merger or consolidation, at least one-hundred percent (100%), by voting power, of the securities of (1) the surviving or resulting entity or (2) if the surviving or resulting entity is a wholly owned subsidiary of another corporation or other entity immediately following such merger or consolidation, the parent corporation or other entity of such surviving or resulting corporation; or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

“Target Account” means, with respect to any Member for any taxable year of the Company, a balance (which may be either positive or negative) equal to (i) the hypothetical distribution that such Member would receive if all Company properties were transferred for cash equal to their tax book values (taking into account any adjustments to tax book values for such fiscal year), all Company liabilities became due and were satisfied according to their terms (limited, with respect to each nonrecourse liability, to the tax book value of the property securing such liability) and all net assets of the Company (including the proceeds from the hypothetical transfer and any cash balances of the Company) were distributed pursuant to Section 5.1 as of the last day of such taxable year, reduced by (ii) such Member’s share of Company Minimum Gain and Partner Minimum Gain immediately prior to the hypothetical transfer.

“Transfer” (whether or not such term is capitalized) means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, assignment or other disposition by a Member and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, assign or otherwise dispose of a Member’s Units.

“Unit” means a unit of ownership interest in the Company and shall represent an undivided interest in the holder’s Capital Account balance. “Units” include Class A Units and Class B Units.

“Unpaid Preferred Return” means, with respect to a Member holding Class B Units, such Member’s Preferred Return, less the aggregate amount of distributions made to such Member pursuant to Sections 5.1(a).

“Unreturned Capital Contribution” means, with respect to a Member holding Class B Units, such Member’s aggregate Capital Contributions with respect to such Member’s Class B Units, less the aggregate amount of distributions made to such Member with respect to such Member’s Class B Units pursuant to Section 5.1(b).

“Unreturned Class A Capital Contributions” means, with respect to a Member holding Class A Units, such Member’s Capital Contributions shall be equal to amounts capitalized prior to the execution of this Amended and Restated Operating Agreement and that certain membership interest purchase agreement between the parties hereto with respect to such Member’s Class A Units, less the aggregate amount of distributions made to such Member with respect to such Member’s Class A Units pursuant to Section 5.1(c).

SCHEDULE A

MEMBERS’ NAMES, ADDRESSES, AND

NUMBER AND CLASS OF UNITS

Member’s Name and Address	Capital Contribution	Number of Units
MJ Holdings, LLC Address: 1300 S Jones Blvd., Suite 210, Las Vegas, NV 89146	A 51% undivided interest in the Assets	51,000 Class A Units
Element NV, LLC Address: PO Box 3967 Dublin, Ohio 43016	A 49% undivided interest in the Assets plus $3,559,000 in cash (with an agreement to make an additional cash contribution of $1,000,000)	49,000 Class B Units
Total		100,000 Total Units

Manager	Designated By
Paris Balaouras	MJ Holdings, Inc.
Terrence Tierney	MJ Holdings, Inc.
Roger Bloss	MJ Holdings, Inc.
Herbert Washington	Element NV, LLC
Nkechi Iwomi	Element NV, LLC

EXHIBIT A

EXHIBIT C

Target Company Disclosure Schedule

(Red Earth, LLC MIPA)

ARTICLE 1 - PURCHASE AND SALE; CLOSING

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ARTICLE 2 - ASSIGNMENT OF PURCHASED INTERESTS

Schedule 2A - Assignment of the Purchased Interests at the Closing

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Schedule 2B - Seller Party and Target Company Inducements to Buyer’s Acceptance of the Assigned Interests

(i)	INTENTIONALLY LEFT BLANK
(ii)	INTENTIONALLY LEFT BLANK
(iii)	INTENTIONALLY LEFT BLANK
(iv)	The Target Company is in receipt or possession of all required regulatory licenses or permits, see attached hereto Exhibit D1 – D3. The Target Company is not aware of any local or state licensure requirements or approvals needed to allow the Facility to operate as a “show-grow.” Additionally, no local or state licensure or approval is required to operate a regular cultivation facility at the Facility Location (one without “show-grow” potential) should the Parties determine the “show-grow” concept is not feasible or no longer desired.
(v)	INTENTIONALLY LEFT BLANK
(vi)	See Schedule 4D(ii) hereinbelow
(vii)	INTENTIONALLY LEFT BLANK
(viii)	INTENTIONALLY LEFT BLANK
(ix)	INTENTIONALLY LEFT BLANK

Schedule 2C - Buyer’s Acceptance of the Assigned Purchased Interests

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ARTICLE 3 - CERTAIN COVENANTS PRIOR TO THE EFFECTIVE TIME

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ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY

Schedule 4A - Organization and Company Power

1.	MJ Holdings, Inc. is the sole Member of Red Earth, LLC
2.	Paris Balaouras is the sole Manager of Red Earth, LLC

Schedule 4B - Target Company Membership Interests

(i)	INTENTIONALLY LEFT BLANK
(ii)	NONE

Schedule 4C - Subsidiaries

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Schedule 4D - Authorization; No Breach

(i)	INTENTIONALLY LEFT BLANK
(ii)	NONE

Schedule 4E - Financial Statements; Undisclosed Liabilities; Accounts Receivable

(i)	See attached hereto as Exhibits E1 through E3 the following financial disclosures:

a)	Unaudited Balance Sheet as of 8/12/19 (Exhibit E1)
b)	The Company has had no operations from inception to date; all expenses have been paid or otherwise absorbed by Prescott Management, L.L.C, a third party subsidiary of Seller Party.
c)	Unaudited Balance Sheet as of 12/31/16 (Exhibit E2)
d)	Unaudited Balance Sheet as of 12/31/18 (Exhibit E3)

(ii)	INTENTIONALLY LEFT BLANK
(iii)	As of August 22, 2019, the Target Company has no accounts payable other than the sum of $81,210.00 due and payable to Mainstream Development, LLC. The Target Company avers that this obligation shall be satisfied in full on or before August 31, 2019.
(iv)	As of 8/12/19 the Target Company has no outstanding Accounts Receivable or any liens
(v)	As of 8/12/19 the Target Company has no Inventory
(vi)	All Target Company books and financial records are kept in accordance with U.S. GAAP accounting standards. The Target Company prepares quarterly unaudited financial statements that are consolidated with the financial statements of MJ Holdings, Inc., being the Seller Party, as Consolidated Financial Statements. The Consolidated Financial Statements are reported each quarter on Form 10-Q and filed with the SEC. The Target Company’s annual financial statements are consolidated with the Parent’s audited Consolidated Financial Statements and filed on Form 10-K with the SEC.

Schedule 4F - Absence of Certain Developments

(i)	NONE
(ii)	NONE
(iii)	The Target Company has contracted to a) have all asbestos at the Facility Location removed as a condition to this MIPA; b) provide demolition at the Facility Location as a condition of this MIPA; and c) upgrade the electrical service at the Facility Location as a condition of this MIPA pursuant to the plans attached hereto as Exhibit O1, O2 and O3.
(iv)	NONE
(v)	NONE

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(vi)	NONE
(vii)	NONE
(viii)	NONE
(ix)	NONE
(x)	NONE
(xi)	See attached agreement dated May 1, 2019 as Exhibit G with Mainstream Development, LLC for demolition and asbestos abatement in the amount of $123,130.00.
(xii)	NONE
(xiii)	NO
(xiv)	NO
(xv)	NONE

Schedule 4G - Real Property; Assets

(i)	The Target Company does not own any real property
(ii)	The Target Company, through its wholly owned subsidiary HDGLV, leases property at 2310 Western Avenue, Las Vegas, NV 89102. The Lease is for an initial term of 10 years commencing on June 29, 2017 and expires on June 30, 2027 unless otherwise extended per the terms of the Lease and remains in full force and effect as of the date of this MIPA.The Lease is attached hereto as Exhibit H.
(iii)	NONE
(iv)	NONE
(v)	NONE

Schedule 4H – Tax Matters

(i)	Seller Party Consolidated 2017 Federal Tax Return attached hereto as Exhibit P.
(ii)	INTENTIONALLY LEFT BLANK
(iii)	a) Parent Company has filed a request for an extension of time, attached hereto as Exhibit J, until October 15, 2019, to file required federal and state income tax returns, b) NONE, c) NONE, d) NONE, e) NONE, f) NONE, g) NONE, h) NONE.
(iv)	INTENTIONALLY LEFT BLANK
(v)	INTENTIONALLY LEFT BLANK
(vi)	INTENTIONALLY LEFT BLANK
(vii)	INTENTIONALLY LEFT BLANK
(viii)	INTENTIONALLY LEFT BLANK
(ix)	INTENTIONALLY LEFT BLANK

Schedule 4I - Company Major Contracts

(i)	See attached agreement dated May 1, 2019 as Exhibit G1 with Mainstream Development, LLC (“Mainstream”)for demolition and asbestos abatement in the amount of $123,130.00. See attached as Exhibit G2 - Completion of Services Statement from Mainstream dated August 14, 2019. The total cost of asbestos abatement and demolition in the amount of $142,770.00 shall be capitalized and recoupable per the terms of the Amended and Restated Operating Agreement of Red Earth, LLC dated August 22, 2019 and Schedule 9M hereinbelow. As of August 22, 2019, there remains a balance of $81,210.00 due and owing to Mainstream which is and shall be the sole responsibility of the Seller Party.

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The Target Company, through its wholly owned subsidiary HDGLV, leases property at 2310 Western Avenue, Las Vegas, NV 89102. The Lease is for a term of 10 years commencing on June 29, 2017 and expires on June 30, 2027 unless otherwise extended per the terms of the Lease and remains in full force and effect as of the date of this MIPA.The Lease is attached hereto as Exhibit H.

(ii)	a) NONE, b) NONE, c) NONE, d) NONE, e) NONE, f) NONE

Schedule 4J - Intellectual Property

(i)	The Target Company presently owns or possesses no copyrights, trademarks, patents or any other Intellectual Property Rights.
(ii)	INTENTIONALLY LEFT BLANK
(iii)	NONE
(iv)	NONE
(v)	NONE

Schedule 4K - Legal Proceedings

In October of 2018 the Seller Party made a payment in the amount of $34,000 on behalf of the Target Company to the Nevada Division of Environmental Protection as a jointly liable party to a finding of a violation against Top Rank Builders, Inc. (“Top Rank”), the contractor that was retained by Prescott Management, LLC to perform asbestos abatement in the Facility Location.Upon information and belief the U.S. Attorney’s Office for the District of Nevada has launched an investigation into this matter against Top Rank and its principal Rene Morales through the U.S. Environmental Protection Agency’s Criminal Investigation Division. The Seller Party and Target Company consider this matter closed as regards to any of the parties to this MIPA. See attached Exhibits K, K1 and K2 as documents responsive to the foregoing.

Schedule 4L – Brokerage

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Schedule 4M - Employee Benefit Plans

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Schedule 4N – Insurance

Red Earth, LLC maintains General Liability and Products Liability insurance in the amounts of $1,000,000 per occurrence/$2,000,000 in the aggregate through James River Insurance Company under policy #00085157-1 with effective dates of 8/16/19 through 8/16/20. The policy is attached hereto as Exhibit L. The Target Company shall add Element NV, LLC as an additional insured under this policy of insurance. Attached as Exhibit L1 is a General Liability Certificate of Insurance for HDGLV in the Aggregate Amount of $2,000,000. The policy binder is attached as Exhibit L2.

Schedule 4O - Compliance with Applicable Laws

(i)	INTENTIONALLY LEFT BLANK
(ii)	Copies of the following are attached as Exhibits D1 through D3: D1- City of Las Vegas Conditional Recreational Marijuana Cultivation Business License; D2 State of Nevada Recreational Marijuana Cultivation License, Red Earth; D3 Nevada State Business License. Surety Bond is attached hereto as Exhibit M and Nevada Department of Taxation – No Deficiency Letter is attached hereto as Exhibit N.

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(iii)	INTENTIONALLY LEFT BLANK
(iv)	INTENTIONALLY LEFT BLANK

Schedule 4P – Employees

The Target Company has no previous or current employees.

Schedule 4Q - Affiliate Transactions

The Company has not entered into any transactions with any affiliates or related parties as described in Article 4Q of the MIPA.

Prescott Management, LLC (“Prescott”), a wholly owned subsidiary of the Seller Party, that has provided and continues to provide management and other services and has incurred costs associated with the operation and upkeep of the Facility Location. There are no written management or other agreements between the Seller Party, Target Company and Prescott.Seller Party makes no claim for reimbursement as to any expenses incurred by Prescott from inception of Target Company through the date of this MIPA. Notwithstanding the foregoing, Prescott may make claim for reimbursement of any capitalized improvement to the Facility Location. If any such claim is made by Prescott, the Seller Party acknowledges and agrees that it shall be solely and completely responsible for the payment of any all obligations resulting from such claim and from the defense against such claim, and fully indemnifies Buyer in all respects.

Schedule 4R - Bank Accounts; Names and Locations

The Target Company presently maintains no bank accounts

Schedule 4S - The License

The License and all related correspondence and documentation are attached as Exhibits D1, D2, D3, M and N. The Target Company is not presently in possession of any other documentation responsive to this Schedule 4S but will aver to supplement this disclosure upon discovery of any such documents.

Schedule 4T - No Restrictions on the Transaction

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Schedule 4U – Disclosure

All representations and warranties made in this Disclosure Statement are true and correct to the best of both the Target Company and Seller Party’s knowledge.

ARTICLE 9 – ADDITIONAL AGREEMENTS

Schedule 9B – Indemnification by the Seller Party

Seller Party shall indemnify Buyer as per the MIPA for any liability of Buyer incurred from the matters below:

a)	Any deferred rent as appearing on the balance sheet dated 8/12/19 or thereafter incurred before the date of this Agreement;

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b)	Any intercompany designations as appearing on the balance sheet dated 8/12/19 or thereafter incurred before the date of this Agreement;

c)	Any claim for reimbursement from Prescott Management, L.L.C. or other any affiliate or subsidiary of Seller Party;

d)	Any accounts payable as appearing on the accounts payable sheet dated 8/12/19 or thereafter incurred before the date of this Agreement; and

e)	Any matter set forth on Schedule 4K.

Schedule 9M – Capitalized Costs

As of the date of this MIPA the Target Company has capitalized $142,770 in costs associated with the abatement of asbestos and demolition at the Facility Location. The Target Company is in consultation with the Buyer regarding the Phase II electrical upgrade ( the “Upgrade”) as noted and described in Exhibits O1 – O3 attached hereto. As of the date of this MIPA the Target Company has not received a firm and binding bid or contract for the Upgrade. The Target Company estimates the Upgrade will cost between $150,000 and $175,000 and shall solely be the expense of the Seller Party, recoupable by the Seller Party pursuant to the terms of the Amended and Restated Operating Agreement (collectively the “Capitalized Costs”). Notwithstanding the foregoing, the Capitalized Costs recoupable by the Seller Party pursuant to the Amended and Restated Operating Agreement shall not exceed the lesser of actual costs incurred by the Seller Party or $325,000.

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